As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-193890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED CANNABIS SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

6512

(Primary Standard Industrial Classification Code Number)

6565 E. Evans Avenue
Denver, Colorado 80224
20-8096131	(303) 759-1300
(IRS Employer I.D.	(Address, including zip code, and telephone number
Number)	including area of principal executive offices)

Robert L. Frichtel

6565 E. Evans Avenue

Denver, Colorado  80224

(303) 759-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway – 32nd Floor

New York, NY 10006

(212) 930-9700

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee*
Common stock (2)
Total	3,764,700	$4.40	$16,564,680	$2,134

(1)	Offering price computed in accordance with Rule 457 (c).
(2)	Shares of common stock offered by selling shareholders.
(*)	Previously paid.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED JANUARY 13, 2015

PRELIMINARY PROSPECTUS

ADVANCED CANNABIS SOLUTIONS, INC.

Common Stock

By means of this prospectus a number of our shareholders are offering to sell up to 3,764,700 shares of our common stock which are issuable upon the exercise of outstanding warrants or the conversion of notes.

Our common stock trades under the symbol “CANN” on an unsolicited basis in the grey market. On January 12, 2015, the closing price of our common stock was $1.65.

Our common stock is presently not traded or reported on any market, securities exchange or quotation system. After the effective date of this prospectus, the selling security holders may offer the shares covered herein in negotiated transactions or otherwise at a fixed price of $4.40 per share and after quotation on a public market at market prices prevailing at the time, or at privately negotiated prices. The selling security holders will pay all brokerage commissions and discounts attributable to the sale of the shares, plus brokerage fees. The selling security holders will receive all of the net proceeds from the offering. We will bear all costs associated with the registration of the shares covered by this prospectus.

We have applied to seek quotation on the OTC Markets quotation system (“OTCQB”), but there is no guarantee that such quotation will be approved. Until our common stock is quoted on the OTCQB, selling security holders must sell their shares at the fixed price of $4.40 per share. In the event we are cleared by FINRA for quotation, selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”); (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

The fixed price of $4.40 per share is based on the conversion price of the notes and the exercise price of the warrants for which the underlying shares of common stock are registered herein. The $4.40 per share exercise and conversion price was negotiated at arms’ length and does not necessarily relate to any standard indicia of value such as earnings, asset value or otherwise.

Although we will receive proceeds if any of our warrants are exercised, we will not receive any proceeds from the sale of the common stock by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

The date of this prospectus is January    , 2015.

i

PROSPECTUS SUMMARY

Business Overview and Subsidiaries

Advanced Cannabis Solutions, Inc. (“ACS,” “the Company”, “we” or “us”) is a Colorado corporation. We were incorporated in the State of Colorado on November 12, 1987 under the name Promap Corporation (“Promap”). Promap originally traded as an independent GIS and custom draft energy mapping company providing hard copy and digital format oil and gas production maps for the oil and gas industry in the United States and Canada. Prior to December 2013, most of the Company’s sales were to a company controlled by our chief executive officer.

On August 14, 2013, Promap acquired 94% of the issued and outstanding share capital of Advanced Cannabis Solutions, Inc. (“ACSI”), a private Colorado Corporation, in exchange for 12,400,000 shares of its common stock (see Note 4 Share Exchange Agreement to the attached financial statements for a more detailed explanation of the transaction). On November 9, 2013, we acquired the remaining 6% of the share capital of ACSI. On October 1, 2013, we changed our name from Promap Corporation to Advanced Cannabis Solutions, Inc. The Company has completed a change in trading symbol to CANN (OTCQB).

On December 31, 2013, we sold our oil and gas mapping business to our former Chief Executive Officer in consideration for his agreement to assume all liabilities associated with the mapping business.

The acquisition of Advanced Cannabis Solutions, Inc. was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under this type of accounting, ACS is considered to have acquired Promap. Consequently, ACS’ financial results are disclosed for the period from June 5, 2013 (Inception) through December 31, 2013, while our financial results have only been consolidated with those of ACS from August 14, 2013 forward.

Since August 2013, our core activity has been to provide sophisticated services and solutions to the regulated cannabis industry throughout the United States by leasing growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Tenants will pay rent and other fees to us for the use of the properties, all in compliance with applicable local and state laws and regulations. Additionally, we plan to provide a variety of ancillary services to the marijuana industry.

Our initial focus has been on opportunities within Colorado, which has allowed its citizens to use medical marijuana since 2000. In January 2014, the state of Colorado enacted laws to legalize marijuana for recreational adult use.

The Company’s three wholly owned subsidiaries, ACS Colorado Corp., Advanced Cannabis Solutions Corporation, and 6565 E. Evans Avenue LLC were incorporated in the State of Colorado. Advanced Cannabis Solutions Corporation has one wholly owned subsidiary company, ACS Corp., which was formed in the State of Colorado on June 6, 2013. In October 2014, the Company purchased a property in Denver, Colorado. The property was purchased by 6565 E. Evans Avenue LLC, a Colorado limited liability company, which is a wholly-owned subsidiary of the Company.

We divide our business into three divisions: (i) Real Estate Leasing; (ii) Wholesale Supply; and (iii) Finance, Consulting and Ancillary Services.

As of the date of this prospectus, all of our operations were conducted within the state of Colorado. The Company is exploring real estate and lending opportunities in Oregon, Washington, Florida and Illinois.

Real Estate Leasing

Our real estate business plan primarily includes plans to acquire and lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. We expect these facilities will range in size from 5,000 to 50,000 square feet. These facilities will only be leased to tenants that possess the requisite state licenses to operate cultivation facilities. The leases with the tenants will provide certain requirements that permit the Company to continually evaluate its tenants’ compliance with applicable laws and regulations.

We plan to acquire commercial real estate and lease office space to non-regulated participants in the cannabis industry. These participants include media, Internet, packaging, lighting, cultivation supplies, and financial services. In exchange for certain services that may be provided to these tenants, we expect to receive cash rent. In certain cases, we may acquire equity interests or provide debt capital to these non-regulated businesses.

We have a credit facility to finance the acquisition of real estate as discussed below.

As of the date of this report, we owned the following properties:

Property Name	Location	Description
Pueblo West	152 Industrial Blvd. Pueblo West, CO 81007

Located in a suburb of Pueblo, CO, the property consists of approximately three acres of land, which includes a 5,000 square foot steel building, and parking lot. The property is zoned for growing marijuana and is leased to a medical marijuana grower until December 31, 2022.

The Greenhouse	6565 E. Evans Ave. Denver, CO 80224

The Company intends to re-purpose the former retail bank at this location into a multi-tenant office building that will, among other things, provide shared workspace environment purely dedicated to participants serving the cannabis industry. The building will be re-branded as the “Greenhouse” (The “Greenhouse”) and will serve non-regulated ancillary businesses to the cannabis industry, as well as providing educational and networking opportunities for licensees.

We have identified four properties that are currently under review for purchase and leaseback to licensed marijuana growers in Colorado. These projects include the purchase and leaseback of existing, currently operating facilities, as well as proposed new construction projects. These opportunities are in Denver and Pueblo counties, Colorado and can be purchased/constructed for amounts in the range of $750,000 to $5 million for each project. There can be no assurance that we will be able to complete any of these transactions.

Wholesale Supply

Our wholesale business primarily serves as distributor of certain industry-specific products used by manufacturers and dispensaries. Our wholesale business distributes products such as packaging products, nutrient solutions and irrigation technology. Our wholesale business partners with industry leaders and innovators to deliver high-quality products that are compliant with applicable regulations and which are made in the U.S.A.

Finance, Consulting and Ancillary Services

Our finance strategy includes making direct term loans and providing revolving lines of credit to businesses involved in the cultivation and sale of cannabis and related products.  These loans will generally be secured to the maximum extent permitted by law.  The Company believes there is a significant demand for this financing.

We are pursuing ancillary business products and services including customized finance, capital formation, banking, regulatory compliance consulting and logistical support for participants in the cannabis industry.

Federal Regulation and Our Businesses

As of the date of this prospectus, the Company has provided products and services to state-approved marijuana growers and dispensary facilities. ACS does not grow or distribute marijuana. However, our providing of ancillary products and services to state-approved marijuana growers and dispensary facilities could be deemed to be aiding and abetting illegal activities, a violation of federal law. We intend to remain within the guidelines outlined in the Cole Memo (see the “Risk Factors” section of this prospectus below), which does not alter the Department of Justice’s authority to enforce federal law, including federal laws relating to marijuana, but does recommend that U.S. Attorneys prioritize enforcement of federal law away from the marijuana industry operating as permitted under certain state laws, so long as certain conditions are met.  Where the individual state framework fails to protect the public, the Justice Department has instructed federal prosecutors to enforce the Controlled Substances Act of 1970. However, we cannot provide assurance that the Company is in full compliance with the Cole Memo or any other federal laws or regulations.

The Company’s ongoing and future business plans rely on the Company’s ability to successfully establish and maintain effective controls that follow the United States Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) Guidance, “BSA Expectations Regarding Marijuana-Related Businesses,” in vetting and monitoring potential tenants, customers and clients of the Company.  On February 14, 2014, FinCEN issued guidance to clarify Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to marijuana-related businesses. FinCEN issued this guidance in light of certain state initiatives to legalize certain marijuana-related enforcement priorities. The FinCEN guidance clarifies how financial institutions can provide services to marijuana-related businesses consistent with their BSA obligations, and aligns the information provided by financial institutions in BSA reports with federal and state law enforcement priorities. This FinCEN guidance is intended to enhance the availability of financial services for, and the financial transparency of, marijuana-related businesses.

While ACS is not currently subject to the BSA or FinCEN guidelines, we will institute policies and procedures that mirror the stated goals of the FinCEN guidelines and will provide a framework, by which the Company believes it can comply with the federal government’s stated objectives with respect to the potential conflict of law. The Company plans to use the FinCEN Guidelines, as may be amended, as the basis for assessing its relationships with potential tenants, clients and customers.

State Regulation

Where applicable, we will apply for state licenses that are necessary to conduct our business in compliance with local laws.

As of the date of this prospectus, our subsidiary, ACS Corp., has registered with Colorado’s Marijuana Enforcement Division (the “MED”) as an approved vendor. On September 8, 2014, ACS was licensed as a MED approved vendor.

Competition

Currently, there are a number of other companies that are in the marijuana industry, many of which we consider to be our competition. Many of these companies provide similar products and/or services, such as leasing of real estate, warehouse sales, and consulting services. In the future the Company fully expects that other companies will recognize the value of ancillary businesses serving the marijuana industry and enter into the marketplace as competitors.

Where You Can Find Us

Our principal executive offices are located at:   6565 E. Evans Avenue

Denver, Colorado 80224

Our telephone number at this address is:  (303) 759-1300

Our website is www.advcannabis.com

THE OFFERING

By means of this prospectus, a number of our shareholders/warrant holders are offering to sell:

•

up to 973,000 shares of our common stock which they acquired in connection with our acquisition of ACSI;

•

up to 973,000 shares of our common stock which they may receive upon the exercise of our Series A Warrants;

•

up to 376,000 shares of our common stock which they may receive upon the conversion of notes;

•

up to 42,700 shares of our common stock issuable upon the exercise of Series B Warrants we issued to the placement agent for our offering of convertible notes; and

•

up to 1,400,000 shares of common stock issuable upon the exercise of Series C Warrants we sold to Full Circle Capital Corporation.

See the section of this prospectus entitled “Selling Shareholders” for more information.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since we were incorporated and the possible need for us to sell shares of our common stock or other securities to raise capital. In addition, our auditors, in their report on our financial statements for the period ended December 31, 2013, expressed substantial doubt as to our ability to continue in business. See the “Risk Factors” section of this prospectus below for additional Risk Factors.

Forward-Looking Statements

This prospectus contains or incorporates by reference forward-looking statements, concerning our financial condition, results of operations and business. These statements include, among others:

•

statements concerning the benefits that we expect will result from the business activities that we contemplate; and

•

statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus.

To the extent, the information contained in this prospectus, changes in any material respect, we will amend this prospectus.

SUMMARY FINANCIAL DATA

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations data for the period from June 5, 2013 (Inception) to December 31, 2013 (the “Inception Period”) is derived from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2014 is derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

	Nine Months Ended September 30, 2014	June 5, 2013 (Inception) to December 31, 2013
Statement of Operations Data
Net revenues	$140,907	$-
Operating expenses	1,925,132	711,254
Loss from operations	(1,784,225)	(711,254)
Other (income) expense	(1,391,164)	(1,665)
Net loss	$(3,175,389)	$(710,962)

Net loss per common share	$(0.24)	$(0.05)
Shares used in computed loss per share	13,476,962	14,026,127

RISK FACTORS

This section of the prospectus discloses material risks known to us. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities. If any of the risks discussed below materialize, our common stock could decline in value or become worthless. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations.

We have a limited operating history and may never be profitable. Since we recently commenced operations under our new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable or that the shares which may be sold in this offering will have any value.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We have incurred a loss since June 5, 2013 (Inception) resulting in an accumulated deficit of approximately $3,886,000 as of September 30, 2014 and further losses are anticipated in the development of our business.

Our ability to continue as a going concern is dependent upon our becoming profitable in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

Risks Relating to Our Products, Our Services and the Marijuana Industry

We may be unable to acquire the properties that are critical to our proposed business. Our business plan involves the acquisition of real estate properties, which will be leased to participants in the marijuana industry. The zoning and operational restrictions on marijuana industry participants may limit the availability of properties suitable for this purpose. There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

Our suppliers could fail to fulfill our orders, which would disrupt our business, increase our costs, harm our reputation and potentially cause us to lose customers. We depend on third party suppliers to produce and timely ship our orders. Products purchased from our suppliers are resold to our customers. These suppliers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the units on a timely basis. Any changes in our suppliers to resolve production issues could disrupt our ability to fulfill orders. Any changes in our suppliers to resolve production issues could also disrupt our business due to delays in finding new suppliers.

We may be unable to expand into new markets. We intend to continue to pursue our aggressive growth strategy for the foreseeable future. Our continued growth and profitability depend on our ability to successfully realize our growth strategy by expanding both inside and outside the state of Colorado. We cannot assure that our efforts to expand into new markets, particularly in states where we do not currently operate, will succeed. In order to operate in new markets, we may need to modify our existing business model and cost structure to comply with local regulatory or other requirements, which may expose us to new operational, regulatory or legal risks. In addition, expanding into new states may subject us to unfamiliar or uncertain local regulations that may adversely affect our operations, for example, by applying, obtaining and/or maintaining appropriate licenses. Facilities we open in new markets may also take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than facilities we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer preferences and spending patterns that are more difficult to predict or satisfy than our existing markets.

We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified personnel. We may need to augment our labor model to meet regulatory requirements and the overall cost of labor may be higher. As a result, these new facilities may be less successful and may not achieve target facility level profit margins at the same rate or at all. If any steps taken to expand our existing business model into new markets are unsuccessful, we may not be able to achieve our growth strategy and our business, financial condition or results of operations could be adversely affected.

Our future success depends on our ability to grow and expand our customer base. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and services and expanding our customer base. There can be no assurance that customers will purchase our products and/or services or that we will continue to expand our customer base. If we are unable to effectively market or expand our product and/or service offerings, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to increase sales and revenue.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

Our proposed business is dependent on state laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado and Washington approved and implemented regulations to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders.

Marijuana remains illegal under federal law. Despite the development of a legal marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use.

The marijuana industry faces significant opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana industry. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Potential customers, clients and tenants of the Company have difficulty accessing the service of banks, which may make it difficult for them to operate. Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for potential customers, clients and tenants of the Company to operate.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We operate in a highly competitive industry and potential competitors could duplicate our business model. We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

Risks Related to Management and Personnel

We are dependent on our management and members of our board of directors and the loss of any of our officers or directors could harm our business. Our future success depends largely upon the experience, skill, and contacts of our officers and directors. The loss of the services of these officers or directors may have a material adverse effect upon our business.

We will be required to attract and retain top quality talent to compete in the marketplace. We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to successfully build our real estate, wholesale and consulting businesses.

Risks Related to the Market for the Company’s Stock

A stockholder of the Company is being investigated for possible violations with securities laws. On March 27, 2014 the Securities and Exchange Commission (the “SEC”) issued a trading halt order on our stock, and issued a statement that it was investigating affiliated stockholders who may have made illegal sales of stock. The stock began trading in the grey market on April 10, 2014.  Although the SEC’s order was not directed at the management of the Company and is considered a private investigation, the investigation is ongoing and the outcome of this order, or any potential order the SEC may direct at the Company or its management, is uncertain.  Furthermore, the Company’s reputation may be negatively impacted. As a result, the potential impact to the Company’s business, if any, cannot be determined.

Since the market price for our common stock is volatile, investors may not be able to sell any of their shares at a profit. The market price of our common stock has been highly volatile and the market has from time to time experienced significant price and volume fluctuations that are unrelated to our operating performance. Between August 15, 2013, and January 12, 2015 our closing stock price has ranged from a low of $1.00 per share to a high of $64.64 per share. Factors such as whether we are able to identify and purchase properties and government regulation may have a significant effect on the future market price of our common stock.

Shares of our common stock are currently subject to a restriction from active quotation. Quotation of our stock on the OTCQB was suspended on March 28, 2014 due to a suspension of trading order issued by the SEC. Since April 10, 2014, our common stock has traded under the symbol “CANN” on an unsolicited basis in the grey market and, as of the date hereof, the quotation of our common stock on the OTCQB had not resumed. The market for securities traded on the grey market is generally less liquid and more volatile than securities traded on the OTCQB or on the platform maintained by the OTC Markets Group. Fluctuations in market prices are not uncommon. No assurance can be given that the grey market for our common stock will continue.

Our stockholders may experience significant dilution. The Company has warrants and convertible debt outstanding, which could be dilutive to stockholders. In certain instances, the conversion prices and exercises prices are subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion price less than the conversion price in the note or exercise price in the warrants then in effect. If either of these events should occur, the conversion or exercise price is reduced to the lowest price at which these securities were issued or are exercisable.

In addition, if our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We may grant options to purchase shares of our common stock to our directors, employees and consultants. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Furthermore, investors purchasing common stock sold in this offering will experience immediate dilution because the price per share of common stock in this offering is greater than the net tangible book value per share of the Company’s shares of common stock at the time of this offering.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2014 and December 31, 2013. The table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus:

	September 30, 2014	December 31, 2013
Preferred stock, no par value; 5,000,000 share authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013	-	-
Common Stock, $0.01 par value; 100,000,000 shares authorized; 13,684,933 shares and 15,137,200 shares issued and outstanding on September 30, 2014 and December 31, 2013, respectively	$136,849	$151,372
Additional paid-in capital	3,581,847	782,255
Accumulated deficit	(3,886,351)	(710,962)
Total Stockholders’ Equity (Deficiency)	$(167,655)	$222,665

MARKET FOR OUR COMMON STOCK

Quotation of our stock on the OTCQB began on August 15, 2013. Trading was suspended on March 28, 2014 due to a suspension of trading order issued by the SEC. Since April 10, 2014 our common stock has traded under the symbol “CANN” on an unsolicited basis in the grey market and the quotation of our common stock on the OTCQB had not resumed as of the date hereof.

Shown below is the range of high and low prices for our common stock as reported by the OTC Bulletin Board through March 28, 2014. For subsequent periods, the last trade price has been used:

Quarter Ended	High	Low

September 30, 2013	$5.75	$1.60
December 31, 2013	$4.10	$1.91
March 31, 2014	$48.38	$4.10
June 30, 2014	$22.40	$8.44
September 30, 2014	$8.30	$3.75
December 31, 2014	$4.00	$1.00

As of January 12, 2015, the closing price of our common stock was $1.65.

As of January 12, 2015, we had 12,614,526 outstanding shares of common stock and 85 stockholders of record.

Holders of our common stock are entitled to receive dividends as may be declared by our board of directors. Our board of directors is not restricted from paying any dividends, but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid. We currently intend to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of the board of directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

Our Articles of Incorporation authorize our board of directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to stockholders, generally, and will have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

Advanced Cannabis Solutions, Inc. (“the Company,” “ACS,” “we” or “us”) was incorporated on November 12, 1987 in Colorado, under the name Promap Corporation (“Promap”). Prior to December 2013, we made hard copy and digital format maps for the oil and gas industry. During that period of time, most of our sales were to a company controlled by our former Chief Executive Officer.

On August 14, 2013, we acquired 94% of Advanced Cannabis Solutions Inc (“ACSI”), a private Colorado corporation. On November 19, 2013, we acquired the remaining shares of ACSI.

During the years ended December 31, 2012 and 2013, Promap provided hard copy and digital format oil and gas production to oil and gas companies in the United States and Canada. Our maps covered various geologic basins in numerous areas including: Denver Basin, Powder River Basin, Michigan Basin, Williston Basin, Arkoma Basin, Illinois Basin, Cincinnati Arch, Uintah - Piceance Basins and The Nevada Basin. Promap also provided maps of the North American Coal Basin and Coal Bed Methane Activity and North American Devonian - Mississippian Shale Map with detailed pipeline locations.  On December 31, 2013, the Company sold its oil and gas mapping business to our former Chief Executive Officer in consideration for his agreement to assume all liabilities associated with the mapping business.

Since August 2013, the Company’s core activity has been to provide services and solutions to the regulated cannabis industry, throughout the United States by leasing growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Tenants will pay rent and other fees to us for the use of the properties, all in compliance with applicable local and state laws and regulations. Additionally, we plan to provide a variety of services to the marijuana industry.

Our initial focus has been on opportunities within the state of Colorado, which has allowed its citizens to use medical marijuana since 2000. In January 2014, the state of Colorado enacted laws to legalize marijuana for recreational adult use.

The following discussion analyzes our financial condition and summarizes the results of operations for the period from June 5, 2013 (Inception) to December 31, 2013 and the three and nine month periods ended September 30, 2014. This discussion and analysis should be read in conjunction with our financial statements included as part of this prospectus.

The acquisition of ACSI was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under this type of accounting ACSI is considered to have acquired us. Consequently, ACSI’s financial results are disclosed for the period from June 5, 2013 (Inception) to December 31, 2013 and to date, while our financial results have only been consolidated with those of ACSI from August 14, 2013, forward.

Results of Operations

The Company’s financial information for the three and nine months ended September 30, 2014 is compared with the Company’s financial information for the three months ended September 30, 2013 and for the period from June 5, 2013 (Inception) to September 30, 2013. From June 5, 2013 (Inception) through December 31, 2013, the Company was initially capitalized but had not commenced operations. As such the Company’s financial results for the three months ended September 30, 2013 and the period from June 5, 2013 (Inception) to September 30, 2013 is very similar, and in some cases, the same.  Throughout the below discussion, financial information of the Company identified as being for the nine months ended September 30, 2013 is equivalent to the Company’s financial information for the period June 5, 2013 (Inception) to September 30, 2013.

Net Revenues

Net revenues were $29,342 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $140,907 and $0 for the nine months ended September 30, 2014 and 2013, respectively. Tenant rental income related to a real estate leasing transaction for our property in Pueblo, Colorado was $28,764 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $86,294 and $0 for the nine months ended September 30, 2014 and 2013, respectively. Consulting fee revenue, net of bad debt expense, pertaining to a consulting contract with a Canadian entity was $(13,600) and $0 for the three months ended September 30, 2014 and 2013, respectively, and $40,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively. The consulting contract was mutually cancelled during the third quarter of 2014 and the related receivable was written off, resulting in negative revenue for the quarter. The Company’s wholesale operations commenced during the second quarter of 2014. Revenues for the wholesale operations were $39,263 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $57,021 and $0 for the nine months ended September 30, 2014 and 2013, respectively. Net revenues for our Wholesale operations were $14,178 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $14,613 and $0 for the nine months ended September 30, 2014 and 2013, respectively. The increase in net wholesale revenues is a result of selling products, such as nutrients and supplies to retail customers.

Operating Expense

Operating expenses, which consist of general and administrative expenses, payroll and related expenses, professional fees, office expense and depreciation expense, were $1,354,593 and $313,059 for the three months ended September 30, 2014 and 2013, respectively, and $1,925,132 and $313,059 for the nine months ended September 30, 2014 and 2013, respectively. General and administrative expense, which is primarily comprised of corporate expenses, insurance premiums, travel and promotion, and website maintenance, was $38,341 and $2,916 for the three months ended September 30, 2014 and 2013, respectively, and $135,872 and $2,916 for the nine months ended September 30, 2014 and 2013, respectively. The increase in general and administrative expenses is, primarily, due to increased travel and conference expenses. Payroll and related expense, which is primarily comprised of staff salaries and the Company’s share of health benefit premiums was $136,470 and $42,199 for the three months ended September 30, 2014 and 2013, respectively, and $373,048 and $42,199 for the nine months ended September 30, 2014 and 2013, respectively. These expenses increases are primarily due to the increase in personnel. Stock-based compensation expense was $1,006,500 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $1,006,500 and $0 for the nine months ended September 30, 2014, respectively. The increase in stock-based compensation is a result of the Company’s agreement with Infinity Capital, LLC. Professional fees, which are primarily comprised of legal, accounting and audit fees, and filing fees, were $143,237 and $256,640 for the three months ended September 30, 2014 and 2013, respectively, and $344,291 and $256,640 for the nine months ended September 30, 2014 and 2013, respectively. Professional fees expensed during 2013 were primarily related to the Company’s reverse merger. Professional fees during 2014 primarily relate to the Company’s pursuit of legal action against a stockholder of the Company. Office expense, which is primarily comprised of rent expense and office supplies, was $17,447 and $11,304 for the three months ended September 30, 2014 and 2013, respectively, and $46,591 and $11,304 for the nine months ended September 30, 2014 and 2013, respectively. The increase in office expense was primarily due to an increase in rent expense and other office expense. Depreciation and amortization expense was $12,598 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $18,830 and $0 for the nine months ended September 30, 2014 and 2013, respectively. Depreciation and amortization expense relates to depreciation expense on our property in Pueblo County, Colorado and amortization expense relates to the Company’s intangible assets, both of which were capitalized in 2014.

Other Expense

Other expense consists of amortization of debt discount and deferred financing costs, interest expense, and loss on fair value adjustment of the warrant derivative liability. Other expense was $421,409 and $150,000 for the three months ended September 30, 2014 and 2013, respectively, and $1,391,164 and $150,000 for the nine months ended September 30, 2014 and 2013, respectively. Amortization expense of debt discount and deferred financing costs was $227,977 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $645,858 and $0 for the nine months ended September 30, 2014 and 2013, respectively. Interest expense was $75,799 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $203,909 and $0 for the nine months ended September 30, 2014 and 2013, respectively.  The increase in these expenses are a result of the Company issuing convertible debt in 2014. Net loss on fair value adjustment of the derivative warrant liability was $117,634 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $541,397 and $0 for the nine months ended September 30, 2014 and 2013, respectively. The derivative loss relates to the change in the value of the derivative liability recorded during the first quarter 2014. In 2013, the Company incurred a loss of $150,000 on an option to purchase property.

Net Loss and Per Share Data

Net loss was $1,746,660 and $472,016 for the three months ended September 30, 2014 and 2013, respectively, and $3,175,389 and $472,016 for the nine months ended September 30, 2014 and 2013, respectively. Based on the weighted average number of common shares outstanding for the three and nine months ended September 30, 2014 of 13,545,738 and 13,476,962, respectively, and weighted average common shares outstanding for the three and nine months ended September 30, 2013 of 12,792,820 and 12,792,820, respectively, net loss per share was $(0.13) and $(0.04) for the three months ended September 30, 2014 and 2013, respectively, and $(0.24) and $(0.04) for the nine months ended September 30, 2014 and 2013, respectively.  The net loss and net loss per share are direct results of the above noted items as the Company continues to develop its business and presence in the marketplace.

Liquidity and Capital Resources

The Company has incurred a loss since June 5, 2013 (Inception) resulting in an accumulated deficit of approximately $3,886,000 as of September 30, 2014 and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no guarantee that the Company will be successful in achieving these objectives.

The Company discusses its liquidity and capital resources below for the period from June 5, 2013 (Inception) to December 31, 2013 and for the nine months ended September 30, 2014 below.

Period from June 5, 2013 (Inception) to December 31, 2013

Our sources and (uses) of funds for the period from June 5, 2013 (Inception) to December 31, 2013 are shown below:

Net cash used in operations	$(488,192)
Purchase and cancellation of common stock	(100,000)
Purchase of option to acquire real property	(150,000)
Purchase of property	(282,753)
Sale of common stock and warrants	985,400
Sale of convertible notes	530,000
Debt acquisition costs	(66,140)

Operating Activities

During the period from June 5, 2013 (Inception) to December 31, 2013, cash flows used in operating activities were $488,192. During the period from June 5, 2013 (Inception) to December 31, 2013, we incurred net loss of $710,962, of which $190,794 related to non-cash items. We used a net $40,968 for increases in prepaid expenses and increases in accounts payable and accruals, for the period from June 5, 2013 (Inception) to December 31, 2013. As of December 31, 2013, we had working capital of $381,112.

Investing Activities

During the period from June 5, 2013 (Inception) to December 31, 2013, cash flows used in investing activities were $432,753, of which $150,000 resulted from a loss on an option to acquire property. The remaining cash flows used in investing activities primarily relate to the purchasing and improving of our property in Pueblo County, Colorado.

Financing Activities

During the period from June 5, 2013 (Inception) to December 31, 2013, we raised net funding of $1,349,260 through the sale of common stock, warrants, and convertible notes. Of this amount, $100,000 was used to purchase 8,000,000 shares of our common stock from a former officer, $432,753 was used to purchase real estate and an option to acquire property, and $488,192 was used to cover our operating losses.

Nine month Period Ended September 30, 2014

Our sources and (uses) of funds for the nine months ended September 30, 2014 are shown below:

Net cash used in operations	$(1,009,571)
Purchase of property and equipment, and intangible asset	(91,451)
Proceeds from sale of warrants, net	400,000
Proceeds from issuance of convertible notes payable, net of cash expenses	1,412,400
Cash flows used in financing activities	(18,178)

Operating activities

During the nine-month period ended September 30, 2014, cash flows used in operating activities were $1,009,571. During the nine month period ended September 30, 2014, we incurred net loss of $3,175,389, of which $2,119,310 related to non-cash items, primarily resulting from amortization of debt discount of $645,858, changes in fair value of derivative liability of $541,397 and issuance of common stock for services of $884,000. Approximately $47,000 was provided by a net of increases in receivables, inventory, and prepayments offset by an increase in accounts payable and accruals, for the nine-month period ended September 30, 2014.

Investing activities

During the nine-month period ended September 30, 2014, cash flows used in investing activities were $91,451. Approximately $45,000 was used primarily in purchasing leasehold improvements with respect to our property in Pueblo County, Colorado and $38,200 in intangible assets.

Financing activities

During the nine month period ended September 30, 2014, cash provided by financing activities was $1,794,222. During the period, we generated $1,412,400, net of cash expenses, from the sale of convertible notes, and $400,000 from the sale of warrants, net. Cash flows used in financing activities relates to the Company’s principal repayment on convertible notes payable and deferred financing costs.

Convertible Debt

During December 2013 and January 2014, we sold convertible promissory notes in the principal amount of $2,135,000 to 34 accredited investors. The notes bear interest at 12% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of our common stock, initially at a conversion price of $5.00 per share. At September 30, 2014, principal amount of $1,550,000 was outstanding on such convertible notes.

Credit Facility

On January 21, 2014, we signed a Securities Purchase Agreement (the “SPA”) with Full Circle Capital Corporation (“Full Circle”), a closed-end investment company. The SPA provided that Full Circle will initially provide $7.5 million to us in the form of Senior Secured Convertible Notes.

Full Circle will provide us with the $7.5 million when:

•

Full Circle agrees on the location of the property to be purchased;

•

The property’s appraised value is satisfactory to Full Circle;

•

A Phase I environmental inspection is completed to the satisfaction of Full Circle; and

•

We are able to provide a first priority lien on the property to Full Circle.

According to the SPA, the initial $7.5 million loan was, at any time, able to be converted into shares of our common stock at a conversion price of $5.00 per share. It is contemplated that further advances will be convertible at 110% of the market price of our stock on the day of advance, or the ten-day volume-weighted average price prior to the day of advance, whichever is lower. On September 24, 2014, the Company and Full Circle entered into Amendment No. 1 to the SPA, which changed the conversion price of the initial $7,500,000 promissory note to $4.00 per share of the Company’s common stock.

At least 95% of any loan proceeds will be used to acquire properties which we will lease to licensed marijuana growers.

The six-year loan will be secured by real estate acquired with the loan proceeds and will require interest-only payments at a rate of 12% per year.

The funding of the loan is subject to the execution of additional documents between the parties.

We can borrow up to an additional $22.5 million with the mutual agreement of us and Full Circle.

Full Circle also purchased, for $500,000, warrants, which allowed Full Circle to purchase up to 1,000,000 shares of our common stock, at a price of $5.50 per share, at any time on or prior to January 21, 2017. In connection with Amendment No.1 to the SPA, the Company and Full Circle entered into Amendment No. 1 to the Series C Warrants, which changed the exercise price of these warrants to $4.00 per share of the Company’s common stock, and increased the amount of warrants issuable to 1,400,000 warrants to purchase shares of the Company’s common stock.

Description of Properties Owned

On December 31, 2013, we purchased a property in Pueblo County, Colorado (the “Pueblo Property”) for $450,000. The purchase price was paid with cash of $280,000 and a promissory note in the principal amount of $170,000. The promissory note is being amortized over 15 years with the balance outstanding repayable in full in the form of a balloon payment after 5 years. The note bears interest at 8.5% per year and is payable in monthly installments of principal and interest in the amount of $1,674. All unpaid principal and interest is due December 31, 2018. The note is convertible at any time on or before the maturity date at $5.00 per common share.

In connection with the purchase of the Pueblo Property, we agreed with the tenant of the property to begin construction of a 9,000 sq. ft. light deprivation greenhouse on the property. On June 19, 2014 we received final approval from the county of Pueblo to begin construction. Construction costs for the greenhouse are budgeted as $400,000. Foundation work and site security upgrades would commence, at the earliest, during the first quarter of 2015.

We intend to fund the construction costs with our cash on hand (approximately $1,100,000 as of September 30, 2014). The construction costs will place a burden on our liquidity. Depending on the availability of additional capital, we may construct up to four additional greenhouses on this property.

On October 21, 2014, the Company purchased a retail bank property, located in Denver, Colorado. The Company intends to re-purpose the former retail bank into a multi-tenant office building that will, among other things, provide the largest shared workspace environment purely dedicated to participants serving the cannabis industry. The building will be re-branded as The Greenhouse and will serve non-regulated ancillary businesses to the cannabis industry, as well as providing educational and networking opportunities for tenants. The purchase price of the property was approximately $1,050,000. The property was purchased by a Colorado limited liability company, 6565 E. Evans Avenue LLC, which is a wholly-owned subsidiary of the Company. The Company paid approximately $500,000 in cash and assumed a note for $600,000, bearing interest at 14% per annum, due October 21, 2016, which was financed by Evans Street Lendco, LLC (“Evans Street”). The terms of the note provide for interest-only payments, and allow the Company an optional interest payment abatement until July 1, 2015. In connection with the purchase of the building, the Company issued 600,000 warrants to Evans Street. Each warrant allows Evans Street to purchase one share of our common stock at an exercise price of $4.40 per share at any time on or before October 21, 2016.

We plan to lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. However, we must first acquire the properties which we plan to lease. The number of properties which we will be able to acquire will be directly related to the amount of capital we are able to raise among other factors.

Trends

Other than as disclosed above, we do not know of any:

•

trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our revenues or expenses.

•

trends, demands, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, any material increase or decrease in liquidity; or

•

significant changes in expected sources and uses of cash.

Contractual Obligations

The Company had the following contractual obligations as of September 30, 2014:

	Amounts Due in
Description	Total	2014	2015	2016	2017	2018	Thereafter
12% Convertible notes	$1,880,000	$-	$-	$-	$-	$1,880,000	$-
Mortgage on Pueblo Property	$166,637	$5,022	$20,089	$20,089	$20,089	$135,731	$-
Mortgage on The Greenhouse, Denver, CO	$600,000	$-	$-	$600,000	$-	$-	$-
Office rental	$103,295	$9,150	$39,552	$42,638	$11,956	$-	$-
Leasehold improvements	$400,000		$400,000

In conjunction with the Company’s acquisition of its property in Denver, Colorado, the building will be re-branded as The Greenhouse and serves as the Company’s corporate headquarters, effective November 7, 2014. The Company’s lease at 4445 Northpark Avenue, Colorado Springs, Colorado, 80907 was cancelled without penalty, effective November 1, 2014. As a result, the Company anticipates that its office rental contractual obligations will decrease by approximately $26,700, $29,400, and $7,500 for years 2015, 2016 and 2017, respectively.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would materially affect our consolidated results of operations, financial position or liquidity for the periods presented in this report.  The Company’s critical accounting policies are as follows:

Revenue Recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from tenant rentals is recognized on a straight-line basis over the reasonably assured lease term, and collectability is reasonably assured. Consulting revenue is recognized based upon the payment terms within the contracts, and collectability is reasonably assured. Revenue relating to our wholesale business is recognized at the time goods are sold.

Conventional Convertible Debt

The Company records conventional convertible debt in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options. Conventional convertible debt is a financial instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash. Conventional convertible debt with a non-detachable conversion feature that does not contain a cash settlement option, and is not accounted for as a derivative, is recorded as a debt instrument in its entirety. The Company has accounted for a December 2013 debt issuance and an 8 ½% Convertible Notes Payable as conventional convertible debt.

Derivatives Liabilities, Beneficial Conversion Features and Debt Discounts

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market. The Company estimates the fair value of these warrants using the binomial method. The Company has recorded a derivative liability related to the Series C Warrants.

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the straight-line method, which approximates the effective interest rate method. The Company has recorded a BCF to the notes issued in January 2014.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, provides a comprehensive framework for measuring fair value and expands disclosures, which are required about fair value measurements.  Specifically, ASC Topic 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC Topic 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reporting date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash, accounts receivable, other receivables, prepaid expenses, deferred financing costs, accounts payables and accrued expenses, notes payable and tenant deposits. The carrying values of these financial instruments approximate their fair value due to their short maturities.

The Company’s derivative liability is a Level 3 estimated fair market value instrument.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about future events that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the related notes at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management believes that actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate additional revenues. While the Company believes in the viability of its strategy to generate additional revenues and its ability to raise additional funds, there can be no assurances to that effect. The Company continues to aggressively seek real estate and wholesale opportunities with companies throughout Colorado and other regions that comply with state and local cannabis regulation.

The Company had an accumulated deficit of approximately $3,886,000 and $711,000 as of September 30, 2014 and December 31, 2013, respectively, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

On August 14, 2013, we acquired approximately 94% of the outstanding common stock of Advanced Cannabis Solutions, Inc. (“ACSI”), a private company in exchange for 12,400,000 shares of our common stock.

In connection with the acquisition:

•

Robert Frichtel was appointed as a director and as our Principal Executive and Financial Officer;

•

Steven Tedesco and Robert Carrington, Jr., resigned as our officers and directors; and

•

we purchased 8,000,000 shares of common stock from a former officer and caused these shares to be returned to treasury and cancelled.

On October 1, 2013 we changed our name to Advanced Cannabis Solutions, Inc. On November 19, 2013 we acquired the remaining shares of ACSI and ASCI was merged into the Company, with the surviving entity being the Company.

The Company’s wholly owned subsidiary, Advanced Cannabis Solutions Corporation, is the parent company formed in the state of Colorado on June 5, 2013. Advanced Cannabis Solutions Corporation’s wholly owned subsidiary company, ACS Corp., was formed in the state of Colorado on June 6, 2013. ACS Corp.’s wholly owned subsidiary company, ACS Colorado Corp., was formed in the state of Colorado on October 21, 2013.

We provide sophisticated services and solutions to the regulated cannabis industry throughout the United States by first acquiring, and then leasing, growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Tenants will pay rent and other fees to us for the use of the properties, all in compliance with applicable local and state laws and regulations. We plan to provide a variety of other services to the cannabis industry.

Our initial focus has been on opportunities within the state of Colorado, which has allowed its citizens to use medical marijuana since 2000. In January 2014, the state of Colorado enacted laws to legalize marijuana for recreational adult use.

Pueblo Facility

On December 31, 2013 we purchased a property in Pueblo County, Colorado for approximately $450,000. The property, which is located in a suburb of Pueblo, Colorado, consists of approximately three acres of land, a 5,000 square foot steel building, and a parking lot.

The purchase price was paid with cash of $280,000 and a promissory note in the principal amount of $170,000. The note bears interest at 8.5% per year and is payable in monthly installments of principal and interest in the amount of $1,674. All unpaid principal and interest is due December 31, 2018. This note is amortized over 15 years with a balloon payment due on and maturity date of December 31, 2018. The note is convertible into shares of common stock at any time on or before the maturity date at a conversion price of $5.00 per common share.

The property is zoned for growing marijuana and is partially leased to a medical marijuana grower until December 31, 2022.

The monthly rent on this property is as follows:

Month (1)	Rent
1	-0-
2-6	$4,500
7-12	$15,492
13-18	$15,670
19-24	$9,031
25-36	$9,584
37-48	$9,396
49-60	$9,584
61-72	$9,775
73-84	$9,971
85-95	$10,170
96-___	$14,670

(1)

Beginning January 1, 2014.

In addition to the monthly rent, the tenant will pay all property taxes and insurance associated with the property.

We also agreed with the tenant to begin construction of a 9,000 sq. ft. light deprivation greenhouse on the property. On June 19, 2014, we received final approval from the county of Pueblo to begin construction. Construction costs for the greenhouse are budgeted at $400,000 and would be funded from our existing cash on hand (approximately $1,100,000 at September 30, 2014). Foundation work and site security upgrades would commence, at the earliest, during the first quarter of 2015.

Once construction is completed, the monthly rent will increase by approximately $8,300 and (subject to annual increases) for the duration of the lease. During the construction phase, the tenant will pay us a discount of the rent for the time required for the construction of the greenhouse. Normal rent payments will commence once a final Certificate of Occupancy is issued.

Depending on the availability of additional capital, we may construct up to four additional greenhouses on this property.

The Greenhouse

On October 21, 2014, the Company purchased a retail bank property, located in Denver, Colorado for approximately $1,050,000. The property consists of approximately a 15,000 square foot building and a parking lot.  The Company intends to re-purpose the former retail bank into a multi-tenant office building that will, among other things, provide the largest shared workspace environment purely dedicated to participants serving the cannabis industry. The building will be re-branded as The Greenhouse and will serve non-regulated ancillary businesses to the cannabis industry, as well as providing educational, conference and networking opportunities for tenants.

The property was purchased by a Colorado limited liability company, 6565 E. Evans Avenue LLC, which is a wholly-owned subsidiary of the Company. The purchase price was paid with cash of $500,000 and a promissory note in the principal amount of $600,000. The note bears interest at 14% per year, due October 21, 2016. The terms of the note provide for interest-only payments, and allow the Company an optional interest payment abatement until July 1, 2015. In connection with the purchase of the building, the Company issued 600,000 warrants to Evans Street. Each warrant allows Evans Street to purchase one share of our common stock at an exercise price of $4.40 per share at any time on or before October 21, 2016.

In addition to the monthly rent, we anticipate that the future tenants will pay for utilities and internet and a pro-rata share of common-area expenses.

Other

In addition to the Pueblo facility and The Greenhouse, we have identified numerous properties that are currently under review for purchase and leaseback to licensed marijuana growers in Colorado. These projects include the purchase and leaseback of existing, currently operating facilities, as well as proposed new construction projects. These opportunities are in Denver and Pueblo counties, Colorado and can be purchased/constructed in the range of $750,000 to $5 million for each project. We are currently exploring investment opportunities in Oregon, Washington, Florida and Illinois.

Our future plans will be dependent upon our ability to raise the capital required to acquire properties.

Market Conditions

According to the Colorado Department of Revenue, Colorado’s marijuana industry reported the following estimated monthly marijuana sales for each of the following months:

	Estimated Sales
	Medical	Recreational	Total
January	$31,500,655	$14,187,452	$45,688,107
February	35,247,448	14,678,357	49,925,805
March	34,479,310	19,312,352	53,791,662
April	31,723,517	21,999,375	53,772,892
May	31,976,897	21,583,015	53,559,912
June	28,650,379	24,345,210	52,995,589
July	28,921,069	28,939,835	57,860,904
August	32,269,207	33,039,970	65,309,177
September	31,332,069	30,089,656	61,421,725
October	32,011,345	31,589,284	63,600,629
November	26,636,966	28,854,631	55,491,597
Total	$344,748,862	$268,619,137	$613,367,999

In Colorado, the market was expanded in January 2014 to include adult use, including visitors from other states. Voters in Washington recently approved a ballot measure to legalize cannabis for adult use. Many experts predict that other states will follow Colorado and Washington in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

Government Regulation

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of January 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado, Washington, Oregon and Alaska have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana in Colorado to prevent:

•

the distribution of marijuana to minors;

•

criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

•

the diversion of marijuana from states where it is legal under state law to other states;

•

state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•

violence and the use of firearms in the cultivation and distribution of marijuana;

•

driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

•

the growing of marijuana on public lands; and

•

marijuana possession or use on federal property.

General

Effective November 7, 2014, our offices were relocated to 6565 E. Evans Avenue, Denver, Colorado  80224. The Company’s lease at Northpark Avenue, Colorado Springs, Colorado, was cancelled without penalty, effective November 1, 2014.

As of January 13, 2015, we had six (6) full-time employees and no part-time employees.

MANAGEMENT

Our current officers and directors are listed below. Directors are generally elected at an annual stockholders’ meeting and hold office until the next annual stockholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

Name	Age	Position
Michael Feinsod	44	Chairman of Board and Director
Robert L. Frichtel	51	Chief Executive Officer and Director
Brian J. Kozel	38	Vice President-Finance, Chief Financial and Accounting Officer
Christopher Taylor	61	Vice President

Information regarding our officers and directors is shown below.

Michael Feinsod was appointed a director, and elected Chairman of the board on August 4, 2014. Mr. Feinsod is the Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999. Since January 2014, Mr. Feinsod has been an investor in the Colorado marijuana industry. From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation (“Ameritrans”), a business development company. Mr. Feinsod served as a director of Ameritrans from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 2013. In April 2013, in connection with a settlement agreement, the United States Small Business Administration, was appointed as the receiver of Elk Associates Funding Corporation.  Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer. He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University. We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the boards of other public companies, give him the qualifications and skills to serve as one of our directors.

Robert L. Frichtel, was appointed a director and as our Chief Executive Officer on August 14, 2013. Mr. Frichtel served as a managing partner of IBC Capital Group, a commercial real estate and finance company, since 2002. Between 1999 and 2001, Mr. Frichtel was the president and Chief Operating Officer of EOS Group, a division of Health Net, a NYSE listed healthcare company. Since 2001 Mr. Frichtel has consulted for numerous clients throughout the nation that are engaged in the medical marijuana business and has written articles for Bloomberg business regarding the cannabis industry. Mr. Frichtel received a Bachelor of Science degree in business administration from Colorado State University in 1985. We believe that Mr. Frichtel is qualified to act as one of our directors due to his past experience in commercial real estate and the marijuana industry.

Brian J. Kozel was appointed to serve as the Company’s Vice President - Finance and Chief Financial Officer, pursuant to an independent contractor agreement, on October 24, 2014. Mr. Kozel is currently a private consultant providing SEC and financial advice to clients in a variety of industries, primarily, through his firm, Satellite Accounting Services, LLC.  Since 2011, he has also been Compliance Director for Aspire XBRL, a start-up firm specializing in solutions-based XBRL and SEC/EDGAR servicing and reporting. From 2010 to 2011, Mr. Kozel was an XBRL subject matter expert with Rivet Software, a developer, provider and servicer of proprietary financial reporting solutions. From 1998 to 2008, Mr. Kozel was a staff accountant, director and senior manager with KPMG, LLP. Since 2011, Mr. Kozel, as a volunteer, has served as Treasurer and Finance Committee Chair of Aging Service of Boulder County, a charitable organization.  Mr. Kozel, a certified public accountant, received a BS, Accounting degree from Bucknell University and was an MBA candidate at IUPUI, Kelly School of Business. In consideration for his services, Mr. Kozel will be (i) paid at an hourly rate approved by the Board and (ii) reimbursed for reasonable out-of-pocket expenses incurred by him in performing his services.

Christopher Taylor was appointed as our Chief Financial and Accounting Officer September 23, 2013. Mr. Taylor is a Certified Public Accountant and has operated his own public accounting practice since July of 2001. Since 2010 Mr. Taylor has provided accounting services to approximately 50 marijuana dispensary clients in Colorado and Washington. On October 24, 2014, Mr. Taylor’s position was changed from that of Chief Financial and Accounting Officer to Vice President – Business Development.

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer (“CEO”) and the two (2) most highly compensated executive officers other than the CEO who received compensation in excess of $100,000 per year for each of the years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	All Other Compensation $	Total $
Robert Frichtel,	2014	108,000	--	--	--	--	108,000
Chief Executive Officer (1)	2013	49,118	--	--	--	--	49,118

Roberto Lopesino,	2014	90,000	--	--	--	--	90,000
Vice President (5)	2013	31,500	--	--	--	--	31,500

Christopher Taylor ,	2014	108,000	--	--	--	--	108,000
Chief Financial Officer (2)	2013	15,398	--	--	--	--	15,398

Brian Kozel,	2014	25,450	--	--	--	--	25,450
Chief Financial Officer

Steven Tedesco,	2013	--	--	--	--	--	--
President and Chief Executive Officer (3)

Robert W. Carington, Jr.,	2013	--	--	--	--	--	--
Chief Financial Officer (4)

(1)   Mr. Frichtel was appointed as an officer on August 14, 2013.

(2)   Mr. Taylor was appointed as an officer on September 23, 2013. On October 27, 2014, Mr. Taylor resigned from his position as Chief Financial Officer of the Company, and transitioned to the position of Vice President - Business Development.

(3)   Mr. Tedesco resigned as an officer and director on August 14, 2013.

(4)   Mr. Carrington resigned as an officer and director on August 14, 2013.

(5)   Mr. Lopesino resigned as an officer on October 29, 2014.

The following shows the amounts we paid our officers during the twelve months ending December 31, 2014 and the amount of time these persons expect to devote to us.

Name	Compensation	Percent of Time to be Devoted to the Our Business
Robert L. Frichtel	$108,000	100%
Roberto Lopesino (1)	$90,000	100%
Christopher Taylor (2)	$108,000	100%
Brian Kozel (3)	$25,450	60%

(1)   On October 29, 2014, Mr. Lopesino resigned from the Company.

(2)   On October 27, 2014, Mr. Taylor resigned from his position as Chief Financial Officer of the Company, and transitioned to the position of Vice President - Business Development.

(3)   Mr. Kozel was appointed as an officer on October 27, 2014.

We do not have employment agreements with any of our officers.

Long-Term Incentive Plans. On October 29, 2014, the Board authorized the adoption of the Company’s 2014 Equity Incentive Plan (the “Plan”), which, subject to stockholder approval, is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the Plan with those of the Company and the Company’s stockholders. The Plan provides that up to 10 million shares of the Company’s common stock may be issued under the Plan.

Stock Option and Stock Bonus Plans. On October 29, 2014, the Company’s board of directors granted certain Plan participants an aggregate of 175,000 non-qualified options to purchase shares of the Company’s common stock pursuant to the Plan. The exercise price of the options is $3.70 per share and the options expire three years from the date of issuance. Although the options vested immediately upon being granted, the Plan has not yet been adopted by the Company’s stockholders, so the options will be exercisable only upon approval of the plan by the Company’s stockholders. If stockholder approval of the Plan is not obtained, the options will be cancelled and deemed void.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors. During the two years ended December 31, 2013, we did not compensate our directors for acting as such. On August 4, 2014, in consideration for serving as Executive Chairman and member of our board of directors, and pursuant to the terms of the Executive of Board and Director Agreement between the Company and Michael Feinsod (the “Feinsod Agreement”), we approved the issuance of 200,000 shares of our common stock to Infinity Capital, LLC (an entity controlled by Mr. Feinsod) upon execution of the Feinsod Agreement.  We also approved the terms of the Feinsod Agreement that require: (i) the issuance of 1,000,000 shares of common stock to Infinity Capital, LLC upon the uplisting of the our common stock, (ii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2015 provided that Mr. Feinsod remains a member of our board of directors on that date, and (iii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2016 provided that Mr. Feinsod remains a member of our board of directors on that date.  In addition, the Feinsod Agreement requires the issuance of a number of shares of common stock to Infinity Capital, LLC equal to 10% of any new issuance not to exceed 600,000 shares of common stock in the aggregate during the time that Mr. Feinsod remains a member of our board of directors (the “New Issuance Allowance”).  Under the terms of the Feinsod Agreement, the New Issuance Allowance will not be triggered upon issuances relating to convertible securities existing as of the date hereof.  For illustrative purposes, if the Company issues 7,000,000 new shares of common stock, then the New Issuance Allowance issued to Infinity Capital, LLC would be capped at 600,000 shares of common stock pursuant to the terms of the Feinsod Agreement.

Compensation Committee Interlocks and Insider Participation. Robert Frichtel, historically our only director, acted as our Compensation Committee. During the year ended December 31, 2014 none of our officers was a member of the Compensation Committee or a director of another entity, which other entity had one of its executive officers serving as one of our directors or as a member of our Compensation Committee.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. The Company is in the process of identifying an audit committee financial expert.

Related Party Transactions

During the two years ended December 31, 2014 and 2013, there were de minimis related party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 12, 2015: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of January 12, 2015, there were 12,614,526 shares of our common stock outstanding.

Name and Address	Number of Shares	Percentage of Class

Michael Feinsod (1)(4)	200,000	1.59%

Robert L. Frichtel (1)(5)	1,000,000	7.93%

Roberto Lopesino (1)(6)	1,150,000	9.12%

Christopher Taylor (1)(7)	100,000	0.79%

All officers and directors as a group (four persons)	2,450,000	19.42%

BGBW, LLC (3)	2,500,000	19.82%
GTC House
18 Station Rd.
Chesham Bucks HP5 1DH
GB

AMSABA CAPITAL LLC (2)	660,000	5.23%
1621 Central Ave.
Cheyenne, WY 82001

(1)   Address for this person is 6565 E. Evans Avenue, Denver, Colorado  80224.

(2)   Derived from a share exchange agreement between the Company and Promap filed with the SEC on August 16, 2013. Amsaba Capital, LLC is controlled by Keith Vogt.

(3)   Derived from definitive proxy statement filed with the SEC on September 17, 2013. BGBW, LLC is controlled by Michael Kelsey.

(4)   Includes 200,000 shares owned by Infinity Capital, LLC. Michael Feinsod, as Managing Member of Infinity Capital, LLC, may be deemed to be the beneficial owner of such shares. Derived from a Form 4 filed with the SEC on August 5, 2014.

(5)   Derived from a Schedule 13D filed with the SEC on September 2, 2014.

(6)   Shares are held of record by The List Consulting LLC, an entity controlled by Mr. Lopesino. Derived from a share exchange agreement between the Company and Promap filed with the SEC on August 16, 2013 and Schedule 14f-1 filed with the SEC on August 16, 2013.

(7)   Derived from a Form 4 filed with the SEC on September 24, 2013.

SELLING STOCKHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus.

On August 14, 2013, Promap acquired 94% of Advanced Cannabis Solutions, Inc., (“ACSI”) a private Colorado corporation. On October 1, 2013 we changed our name to Advanced Cannabis Solutions, Inc. (“ACS”).

On November 19, 2013 we acquired the remaining 973,000 outstanding shares of ACSI in exchange for the issuance of 973,000 shares of our common stock to the former stockholders of ACSI. In connection with the transaction, we issued 973,000 Series A Warrants to the former ACSI stockholders in exchange for a like number of warrants held by the former ACSI stockholders. The Series A Warrants we issued have the same terms as the warrants exchanged by the former ACSI stockholders.

The selling stockholders named below acquired their shares and Series A Warrants in connection with our November 19, 2013 acquisition of the remaining shares of ACSI.

Name of Selling Stockholder	Shares Owned	Shares Issuable upon the Exercise of Series A Warrants	Shares to be Sold in this Offering	Ownership After Offering
Tan, Erol Larson	5,000	5,000	10,000	--
Orrick, Peter M.	12,000	12,000	24,000	--
Michael, Edward A.	25,000	25,000	50,000	--
Irons, Henry C. Jr.	10,000	10,000	20,000	--
Jamieson, Raeleen B.	5,000	5,000	10,000	--
Guest, Alexander M.	15,000	15,000	30,000	--
Hynes, Gabriel W.	10,000	10,000	20,000	--
Vaughn Family LLC	50,000	50,000	100,000	--
Craig, Ann Robinette	10,000	10,000	20,000	--
Jannelli, Gilbert G.	25,000	25,000	50,000	--
Jannelli, Dominick G.	25,000	25,000	50,000	--
Mackin, Mark	20,000	20,000	40,000	--
Jensen, Michael S.	25,000	25,000	50,000	--
Lackie, Hugh T.	20,000	20,000	40,000	--
Blanchat, Kevin	25,000	25,000	50,000	--
Summers, Jeremy	25,000	25,000	50,000	--
Prazkik, Frank E. Jr.	25,000	25,000	50,000	--
Reed, Amanda	25,000	25,000	50,000	--
Verchick, Peter G.	25,000	25,000	50,000	--
Ferro, Frank & Irene	10,000	10,000	20,000	--
Topliff, James F.	25,000	25,000	50,000	--
Cork Investments, Inc.	5,000	5,000	10,000	--
Lenhart, Craig	25,000	25,000	50,000	--
Chapman, Stephen R.	10,000	10,000	20,000	--
Drozd, Hamilton Edward	10,000	10,000	20,000	--
Vaughn, Cyrus	50,000	50,000	100,000	--
Black, Thomas A.	25,000	25,000	50,000	--
Carr, Douglas	5,000	5,000	10,000	--
Meyers, Robert C.	10,000	10,000	20,000	--
Smith, Laurence D.	5,000	5,000	10,000	--
Culbertson, Jeffrey G.	5,000	5,000	10,000	--
Emerald Barbajo	5,000	5,000	10,000	--
GKG Investments LLC	25,000	25,000	50,000	--
McKeown, Wendy Ruth	15,000	15,000	30,000	--
Datsopoulos, Milton	35,000	35,000	70,000	--
Yakely, Heather	5,000	5,000	10,000	--
Doudney, Nathan	25,000	25,000	50,000	--
Andres, Fabian	10,000	10,000	20,000	--
Donato, Nicolo	20,000	20,000	40,000	--
Mago, Anu	5,000	5,000	10,000	--
Crowley, John & Patricia	15,000	15,000	30,000	--
Cooper, David	25,000	25,000	50,000	--
Shore, Cody	3,000	3,000	6,000	--
Krull, Chad	10,000	10,000	20,000	--
Miller, Perry	25,000	25,000	50,000	--
Hansen Capital, LP	25,000	25,000	50,000	--
Yelton III, Doran Dean	10,000	10,000	20,000	--
Ben Savy Accounting, Inc.	5,000	5,000	10,000	--
Fitterman, Yaffa	15,000	15,000	30,000	--

Name of Selling Stockholder	Shares Owned	Shares Issuable upon the Exercise of Series A Warrants	Shares to be Sold in this Offering	Ownership After Offering
DCHCI, LLC	50,000	50,000	100,000	--
Shrira, Aaron	25,000	25,000	50,000	--
Oyster, Matthew	5,000	5,000	10,000	--
Tedesco, Steven	4,000	4,000	8,000	--
Tedesco, Trevor	1,000	1,000	2,000	--
Fitterman, Yaffa	18,000	18,000	36,000	--
Attariwala, Joetey	5,000	5,000	10,000	--
Carr, Douglas	5,000	5,000	10,000	--
O’Brien, Bridgid M.	5,000	5,000	10,000	--
Andersen, Sherry	10,000	10,000	20,000	--
	973,000	973,000	1,946,000

The controlling persons of the non-individual selling stockholders listed above are:

Name of Selling Stockholder	Controlling Person
Vaughn Family LLC	Cyrus Vaughn
Cork Investments, Inc.	Howard Crowley
GKG Investments LLC	D.J. Gregorek
Hansen Capital, LP	E.O. Hansen
Ben Savy Accounting, Inc.	Benjamin Savy
DCHCI, LLC	David R. Coombs

During December 2013 and January 2014 we sold convertible promissory notes in the principal amount of $2,135,000 to 34 accredited investors in connection with a private offering which began on October 28, 2013 (the “Note Offering.”) The notes bear interest at 12.0% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of our common stock, initially at a conversion price of $5.00 per share. During December 2013 and January 2014 the price of our common stock fluctuated from a low of $1.81 to a high of $23.03. The conversion price of the notes was determined in negotiations between us and the placement agent for the offering and was based upon a premium of approximately 25% to the closing price of our common stock ($3.90 per share) on October 28, 2013, the date the private offering began. Since the issuance of the January 2014 notes, seven (7) of the January 2014 Issuance note holders converted their loan notes, with principal balances totaling $485,000 and accrued interest of $3,669, into 97,733 shares of the Company’s common stock at a conversion price of $5.00 per share.

The Selling Stockholders named below are offering shares of our common stock which they may receive upon the conversion of their notes.

Name of Selling Stockholder	Shares Owned	Shares Issuable upon Conversion of Notes	Shares to be Sold in this Offering	Ownership After Offering
Barnette, Sharon and Sherry	--	8,000	8,000	--
Black, Thomas A	--	10,000	10,000	--
Brooks, Daniel	--	2,000	2,000	--
Buehler, Jason	--	4,000	4,000	--
Clark, Edward	--	10,000	10,000	--
Datsopaulos, Mitton	--	40,000	40,000	--
Eison, Paul	--	6,000	6,000	--
Erickson, Dennis	--	20,000	20,000	--
Goodgoin, Michael	--	10,000	10,000	--
Gorden, Harold	--	5,000	5,000	--

Name of Selling Stockholder	Shares Owned	Shares Issuable upon Conversion of Notes	Shares to be Sold in this Offering	Ownership After Offering
Griffin, Dennis	--	10,000	10,000	--
Griffin, Lynn	--	10,000	10,000	--
Jensen, Michael	--	5,000	5,000	--
K&M Ag Construction	--	4,000	4,000	--
Kaszycki, Deborah	--	2,000	2,000	--
Lazarus, Shulamut	--	20,000	20,000	--
Miller, Perry L.	--	20,000	20,000	--
Moscariello, Michael	--	4,000	4,000	--
Negrin, Alan	--	10,000	10,000	--
Panayotou, Nickitas	--	20,000	20,000	--
Postman, Warren	--	20,000	20,000	--
Rodriguez, Daniel	--	6,000	6,000	--
Smith, Donald	--	4,000	4,000	--
Stinnett, Ken	--	2,000	2,000	--
Taglieri, Joseph	--	2,000	2,000	--
Tedesco, Eleanor H.	--	2,000	2,000	--
Tedesco, Steven	--	6,000	6,000	--
Van Dusen, Donna	--	4,000	4,000	--
VanderPloeg, Andrew	--	60,000	60,000	--
Vaughn, Cyrus	--	40,000	40,000	--
Young, Wayne	--	10,000	10,000	--
		376,000	376,000

The controlling person of K&M Ag Construction is Mark Bjustrom.

We paid a commission of approximately $220,000 and a non-accountable expense allowance of $32,100 to the placement agent for the convertible note offering described above. The placement agent also received 213.5 Series B Warrants. Each Series B warrant allows the holder to purchase 200 shares of our common stock at a price of $5.00 per share, for a total of 42,700 shares. The exercise price of the Series B Warrants was the same as the $3.90 conversion price of the notes we sold during December 2013 and January 2014, which was approximately 125% of the prevailing market price at the time the note offering was structured. The Series B Warrants expire on October 31, 2018.

The Selling Stockholder named below is offering shares of our common stock which it may receive upon the exercise of the Series B Warrants.

Name of Selling Stockholder	Shares Owned	Share Issuable Upon the Exercise of Series B Warrants	Shares to be Sold in this Offering	Ownership After Offering
Spencer Edwards, Inc.	--	42,700	42,700	--

The controlling person of the non-individual selling stockholder listed above is:

Name	Controlling Person
Spencer Edwards, Inc.	Donna Flemming

On January 21, 2014, we entered into an agreement with Full Circle Capital Corporation (the “SPA”) whereby Full Circle agreed to provide us with capital pursuant to certain conditions. As part of this transaction, we sold Full Circle 1,000,000 Series C Warrants. Each Series C warrant allows Full Circle to purchase one share of our common stock at an exercise price of $5.50 per share at any time on or before January 20, 2017. Full Circle paid $500,000 for the Series C Warrants. If Full Circle exercised its warrants on July 22, 2014, and sold all of the shares issuable upon the exercise of the warrants at the closing price of our common stock on July 22, 2014 ($5.00), Full Circle would not make any profit. However, if it sold the shares at a higher price it would make a profit. For example, if it sold the shares at $6.50 per share, Full Circle would make a profit of $1,000,000, net of the amount paid for its warrants.

On September 24, 2014, the Company and Full Circle entered into Amendment No. 1 to the SPA, which changed the conversion price of the initial $7,500,000 promissory note to $4.00 per share of the Company’s common stock. Also on September 24, 2014, and in connection with Amendment No.1 to the SPA, the Company and Full Circle entered into Amendment No. 1 to the Series C Warrant, which changed the exercise price of the warrants issuable pursuant to the Series C Warrant to $4.00 per share of the Company’s common stock, and increased the amount of warrants issuable pursuant to the terms of the Series C Warrant to 1,400,000 warrants to purchase shares of the Company’s common stock. If Full Circle exercised its warrants on October 24, 2014, and sold all of the shares issuable upon the exercise of the warrants at the closing price of our common stock on October 24, 2014, which was $3.52 per share, Full Circle would not make any profit. However, if it sold the shares at a higher price it would make a profit. For example, if it sold the shares at $6.50 per share, Full Circle would make a profit of $3,000,000, net of the amount paid for its warrants.

The Selling Stockholder named below is offering shares of our common stock which it may receive upon the exercise of the Series C Warrants.

Name of Selling Stockholder	Shares Owned	Share Issuable Upon the Exercise of Series C Warrants	Shares to be Sold in this Offering	Ownership After Offering
Full Circle Capital Corporation	--	1,400,000	1,400,000	--

The controlling person of the non-individual selling stockholder listed above is:

Name	Controlling Person
Full Circle Capital Corporation	Gregg J. Felton/John E. Stuart

The shares of common stock owned by the selling stockholders may be offered and sold by means of this prospectus from time to time as market conditions permit, in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

The shares of common stock may be sold by one or more of the following methods, without limitation:

•

a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•

face-to-face transactions between sellers and purchasers without a broker/dealer.

Our common stock is presently not traded or reported on any market, securities exchange or quotation system. After the effective date of this prospectus, the selling security holders may offer the shares covered herein in negotiated transactions or otherwise at a fixed price of $4.40 per share and after quotation on a public market at market prices prevailing at the time, or at privately negotiated prices. The selling security holders will pay all brokerage commissions and discounts attributable to the sale of the shares, plus brokerage fees. The selling security holders will receive all of the net proceeds from the offering. We will bear all costs associated with the registration of the shares covered by this prospectus.

We have applied to seek quotation on the OTCQB, but there is no guarantee that such quotation will be approved. Until our common stock is quoted on the OTCQB, selling security holders must sell their shares at the fixed price of $4.40 per share. In the event we are cleared by FINRA for quotation, selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this prospectus is a part is declared effective by the SEC; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

The fixed price of $4.40 is based on the conversion price of the notes and the exercise price of the warrants for which the underlying shares of common stock are registered herein.  The $4.40 per share exercise and conversion price was negotiated at arms’ length and does not necessarily relate to any standard indicia of value such as earnings, asset value or otherwise.

In completing sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling stockholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be “underwriters” within the meaning of §2(11) of the Securities Acts of 1933, as amended (the “Securities Act”), and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling stockholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling stockholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act.

We have advised the selling stockholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling stockholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling stockholder that in the event of a “distribution” of the securities owned by the selling stockholder, the selling stockholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised the selling stockholders that Rule 101 of Regulation M under the Exchange Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is anticipated that dividends will not be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe for any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

As of January 12, 2015 we had 12,614,526 shares of common stock issued and outstanding.

Warrants

Series A Warrants

As of the date of this prospectus, we had 973,000 outstanding Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at a price of $10.00 per share. The Series A Warrants expire on the earlier of August 1, 2016, or twenty days following written notification from us that our common stock had a closing bid price at or above $12.00 for any ten consecutive trading days. This condition has been met as of April 30, 2014; however, the Company has chosen not to force this conversion feature at this time. Our common stock is currently trading in the grey market and, as of the date of this prospectus, the quotation of our common stock on the OTCQB has not resumed.

Series B Warrants

As of the date of this prospectus, we had 213.5 Series B Warrants outstanding. Each Series B Warrant allows the holder to purchase 200 shares of our common stock at an exercise price of $5.00 per share at any time on or before October 31, 2018, for a total of 42,700 shares.

Series C Warrants

As of the date of this prospectus, we had 1,400,000 outstanding Series C Warrants. Each Series C Warrant allows the holder to purchase one share of our common stock at an exercise price of $4.00 per share at any time on or before January 20, 2017.

Evans Warrants

On October 21, 2014, 6565 E. Evans Avenue, LLC, a wholly-owned subsidiary the Company, purchased a 15,734 square foot commercial real estate property located in Denver, Colorado for total consideration of $1,050,000.

6565 E. Evans Avenue, LLC’s purchase was financed in part by a 14% promissory note issued to Evans Street Lendco, LLC (“Evans Street”) with a principal balance of $600,000, which expires two years after its initial issuance date. In connection with the promissory note issued to Evans Street, the Company also issued Evans Street warrants (the “Evans Warrants”) to purchase 600,000 shares of the Company’s common stock at a conversion price of $4.40 per share, subject to customary adjustments in the event of reclassification of the Company, consolidation of the Company, merger, subdivision of shares of the Company’s common stock, combination of shares of the Company’s common stock or payment of dividends in the form of the Company’s common stock. The Evans Warrants expire two years after their initial issuance date.

The Evans Warrants are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

Spector Warrants

On December 12, 2014, the Company engaged Spector Group II, LLP, a New York limited liability partnership (“Spector Group”), to act as the design architect for The Greenhouse, the Company’s shared workspace facility located at 6565 East Evans Avenue, Denver, Colorado  80224. The Spector Group’s design of The Greenhouse in Denver, Colorado, will become the model for future locations. In connection with this agreement, the Company also issued Spector Group warrants (the “Spector Warrants”) to purchase 150,000 shares of the Company’s common stock at a conversion price of $4.40 per share, subject to customary adjustments in the event of reclassification of the Company, consolidation of the Company, merger, subdivision of shares of the Company’s common stock, combination of shares of the Company’s common stock or payment of dividends in the form of the Company’s common stock. The Spector Warrants expire two years after their initial issuance date.

The Spector Warrants are not registered under the Securities Act, as amended (the “Securities Act”), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by our board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to stockholders, generally, and will have the effect of limiting stockholder participation in transactions such as mergers or tender offers if these transactions are not favored by management. As of the date of this prospectus we had not issued any shares of preferred stock.

As of the date of this prospectus, we had no shares of Preferred Stock outstanding.

Convertible Notes

As of the date of this prospectus, we had outstanding convertible promissory notes in the principal amount of approximately $1,817,000. The notes bear interest at 12% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of our common stock, initially at a conversion price of $5.00 per share.

Transfer Agent and Registrar

Our transfer agent is:

Corporate Stock Transfer

3200 Cherry Creek South Drive, Suite 430

Denver, CO 80209

(303) 282-4800

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Cutler & Co., LLC has audited our Financial Statements for the period June 5, 2013 (Inception) through December 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The law firm of Sichenzia Ross Friedman Ference LLP has rendered a legal opinion regarding the validity of the shares of common stock offered by the Selling Security Holders. It is Exhibit 23.1 to the registration statement of which this prospectus is a part.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated, except as disclosed, below.

On September 25, 2014, the Company filed a lawsuit in the United States District Court for the District of Colorado against Stephen G. Calandrella for violation of federal securities laws. Mr. Calandrella was a principal stockholder of the Company, based on 600,000 shares held personally and 600,000 shares held by the Rockies Fund of which Mr. Calandrella may have been deemed a beneficial owner (representing approximately 8.22% of our outstanding common stock outstanding as of October 24, 2014).

The lawsuit alleged that Mr. Calandrella violated section 16(b) of the Exchange Act, 15 U.S.C. §78p(b), which requires principal stockholders to disgorge profits obtained through “short-swing trading” (i.e., purchasing and selling the company’s stock within a six-month period). The lawsuit is captioned Advanced Cannabis Solutions, Inc. v. Stephen G. Calandrella, No. 14-cv-02649 (D. Colo).

According to the complaint, during the relevant time period, Mr. Calandrella was a principal stockholder of the Company and subject to section 16(b)’s prohibition against short-swing trading. While failing to report all of his share holdings to the Company, the complaint alleges that Mr. Calandrella engaged in a series of purchases and sales of ACS stock within a six-month period. The complaint demanded that Mr. Calandrella return to the Company his profits on such trades with interest.

As announced on March 27, 2014, the SEC temporarily suspended trading in the Company’s common stock. The SEC’s order was pursuant to an investigation into whether certain undisclosed affiliates and stockholders of ACS common stock engaged in an unlawful public distribution of securities.

As a result of that suspension, ACS was delisted from the OTC markets. In attempting to get relisted on the OTCBB, the Company learned that Mr. Calandrella’s conduct related to the SEC’s stop trading order, which led to the temporary suspension and subsequent delisting of ACS stock. The Company began an investigation into Mr. Calandrella’s activities. As a result of such investigation, the Company has filed suit against Mr. Calandrella, as described above.

On December 2, 2014, the Company entered into a settlement agreement with Mr. Calandrella whereby the Company agreed to settle and dispose of the claims asserted by it against Mr. Calandrella provided that Mr. Calandrella return or cause to be returned an aggregate of 1,125,000 shares of the Company’s common stock. As of December 22, 2014, the shares were returned and cancelled and, at the time of their return, the shares returned represented approximately 8.22% of the total outstanding shares of common stock of the Company.

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Exchange Act, as amended, and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information filed by us can also be read and copied at the Commission’s Public Reference Room.

The Public Reference Room is located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding public companies. The address of the site is http://www.sec.gov.

ADVANCED CANNABIS SOLUTIONS

Financial Statements

TABLE OF CONTENTS

Page
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2013

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheet	F-4

Consolidated Statement of Operations	F-5

Consolidated Statements of Cash Flows	F-6

Statements of Changes in Shareholders’ Equity for the Period from June 5, 2013 (Inception) to December 31, 2013	F-7

Notes to Consolidated Financial Statements for the Period from Inception (June 5, 2013) to December 31, 2013	F-8 – F-17

Page
INTERIM FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 2014 (UNAUDITED)

Condensed Consolidated Balance Sheets	F-19

Condensed Consolidated Statements of Operations	F-20

Condensed Consolidated Statements of Cash Flows	F-21

Notes to Condensed Consolidated Unaudited Financial Statements for the Three and Nine Month Periods Ended September 30, 2014	F-22 – F-37

ADVANCED CANNABIS SOLUTIONS, INC.

YEAR END FINANCIAL STATEMENTS

DECEMBER 31, 2013

Cutler & Co., LLC

12191 W. 64th Street, Suite 205 B

Arvada, CO80004

Telephone (303) 968-3281

Fax (303)456-7488

www.cutlercpas.com

Board of Directors

Advanced Cannabis Solutions, Inc.

Colorado Springs, Colorado, 80907

We have audited the accompanying consolidated balance sheet of Advanced Cannabis Solutions, Inc. (a development stage company) as of December 31, 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from June 5, 2013 (Inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Cannabis Solutions, Inc. and its subsidiary companies as of December 31, 2013, and the results of their operations, changes in stockholders’ equity and cash flows for the period from June 5, 2013 (Inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the consolidated financial statements for the period from June 5, 2013 (Inception) to December 31, 2013 have been restated to correct accounting errors related to the accounting for convertible notes payable and beneficial conversion features.

The accompanying financial statements have been prepared assuming that the Advanced Cannabis Solutions, Inc. and its subsidiary companies will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses and negative cash flow from operations since Inception which raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada, Colorado	/s/ Cutler & Co., LLC
April 15, 2014, except for the effects on the consolidated financial statements of the restatement described in Note 12, as to which the date is August 19, 2014	Cutler & Co., LLC

ADVANCED CANNABIS SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

December 31, 2013 As Restated
ASSETS
Current assets
Cash	$427,436
Prepaid expenses	2,244
Total current assets	429,680

Property and equipment, net	452,753

Total assets	$882,433

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$43,212
Convertible notes payable (net of debt discount)– current portion	5,356
Total current liabilities	48,568

Long term liabilities
Tenant deposits	1,250
Convertible notes payable (net of debt discount) less current portion	609,950
Total long term liabilities	611,200

Total liabilities	659,768

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, no par value: 5,000,000 share authorized No shares issued and outstanding at December 31, 2013	-
Common stock, no par value; 100,000,000 share authorized; 15,137,200 shares issued and outstanding on December 31, 2013	933,627
Deficit accumulated during development stage	(710,962)
Total stockholders’ equity	222,665

Total liabilities & stockholders’ equity	$882,433

See Accompanying Notes to Financial Statements

ADVANCED CANNABIS SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF OPERATIONS

From Inception (June 5, 2013) to December 31 2013
Revenues	$-
Cost of goods sold	-
Gross revenues	-

Operating expenses
General and administrative	53,265
Payroll	108,588
Professional fees	391,132
Office expense	8,269
Loss on expired option to acquire real estate	150,000
Total operating expenses	(711,254)
Net loss from continuing operations	(711,254)

Discontinued operations
Income from discontinued operations (including $0 gain on disposal)	1,957

Other income (expense)
Interest expense	(871)
Amortization of debt discount	(794)
Total other income (expense)	(1,665)

Net loss	$(710,962)

Weighted average number of common shares outstanding – basic and fully diluted	14,026,127

Net loss per share – basic and fully diluted
From continuing operations	$(0.05)
From discontinued operations	0.00*
Net loss per share – basic and fully diluted	$(0.05)

*   Denotes less than $0.01 per share.

See Accompanying Notes to Financial Statements.

ADVANCED CANNABIS SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

From Inception (June 5, 2013) to December 31, 2013
Cash flows from operating activities
Net loss	$(710,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on expired option to acquire property	150,000
Issuance of stock for services	40,000
Amortization of debt discount	794
Changes in operating assets and liabilities
Accounts receivable and prepaid expenses	(2,244)
Accounts payable and accrued expenses	43,212
Net cash used in operating activities – continuing operations	(479,200)
Net cash used in operating activities – discontinued operation	(9,871
Net cash used in operating activities	(488,192)

Cash flows from investing activities
Net cash used in the purchase of property	(282,753)
Option to acquire property	(150,000)
Net cash used in investing activities	(432,753)

Cash flows from financing activities
Purchase and cancellation of shares of common stock	(100,000)
Proceeds from issuance of common stock	985,400
Proceeds from loan payable	530,000
Debt acquisition costs paid	(66,140)
Net cash provided by financing activities	1,349,260

Net increase in cash	427,436

Cash at the beginning of the period	-

Cash at the end of the period	$427,436

Supplemental disclosure of cash flow information:
Income taxes paid	$-
Interest Paid	$-

Supplementary disclosure of noncash financing activities
Net liabilities on transfer of subsidiary	$10,663
Cancellation of shares of common stock	$100,000
Issuance of common stock for services	$40,000
Net assets transferred on disposal of mapping division	$452
Purchase of property with mortgage	$170,000

See Accompanying Notes to Financial Statements.

ADVANCED CANNABIS SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 5, 2013 (INCEPTION) TO DECEMBER 31, 2013

					Deficit
					Accumulated
					During	Total
	Preferred Stock		Common Stock		Development	Shareholders’
	Shares	Amount	Shares	Amount	Stage	Equity
Balance, June 30, 2013 (unaudited)	-	$-	-	$-	$-	$-
Common stock issued for cash at $0.0001 per share, June 30, 2013	-	-	12,400,000	12,400	-	12,400
Common stock issued for cash at $1.00 per share, July 11 through August 8, 2013	-	-	707,000	707,000	-	707,000
Recapitalization on August 14, 2013	-	-	9,724,200	(10,663)	-	(10,663)
Purchase and cancellation of shares of common stock on August 14, 2013	-	-	(8,000,000)	(100,000)	-	(100,000)
Common stock issued for cash at $1.00 per share, August 14 through September 19, 2013	-	-	266,000	266,000	-	266,000
Common stock issued for services December 9, 2013	-	-	40,000	40,000	-	40,000
Discount on convertible notes December 27,2013 – as restated	-	-	-	19,342	-	19,342
Loss on sale of mapping business to related party				(452)		(452)
Net loss for the year ended December 31, 2013	-	-	-	-	(710,962)	(710,962)

Balance, December 31, 2013 - as restated	-	$-	15,137,200	$933,627	$(710,962)	$222,665

See Accompanying Notes to Financial Statements.

ADVANCED CANNABIS SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JUNE 5, 2013) TO DECEMBER 31, 2013

1.   NATURE OF OPERATIONS, HISTORY AND PRESENTATION

Nature of Operations

Promap Corporation (“Promap”, “the Company” “we” or “us”) was incorporated in the State of Colorado on November 12, 1987. Prior to December 31, 2013, the Company was an independent GIS and custom draft energy mapping company for the oil and gas industry in the United States and Canada. The Company provided hard copy and digital format oil and gas production maps which cover various geologic basins in numerous areas including: Denver Basin, Powder River Basin, Michigan Basin, Williston Basin, Arkoma Basin, Illinois Basin, Cincinnati Arch, Uintah - Piceance Basins and The Nevada Basin. The Company also provided maps of the North American Coal Basin and Coal Bed Methane Activity and North American Devonian - Mississippian Shale Map with detailed pipeline locations.

On August 14, 2013, the Company acquired 94% of the issued and outstanding share capital of Advanced Cannabis Solutions (“ACS”) (“the Share Exchange Agreement”), a development-stage company, planning to provide real estate leasing services to the regulated cannabis industry throughout the United States. While the Company will continue to provide energy mapping services on an ongoing basis as a non-core activity, it is planned that the combined companies will focus on ACS’ business plan as its core activity and operate under the name Advanced Cannabis Solutions, Inc. The Company has completed a change in trading symbol to CANN (OTCQB) and has completed its official name change.

The Share Exchange Agreement has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisition. Under reverse acquisition accounting, ACS, the legal acquiree, is treated as the accounting acquirer of the Company. Consequently, ACS’ financial results are disclosed for all periods presented, while the Company’s financial results have only been consolidated with those of the existing ACS business from August 14, 2013 onward. All outstanding shares have been restated to reflect the effect of the Agreement.

ACS was incorporated in the State of Colorado on June 5, 2013. As a development-stage company, ACS plans to provide real estate leasing services to the regulated cannabis industry throughout the United States by purchasing real estate assets and leasing growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. In addition, ACS plans to provide a variety of ancillary services to the industry, including the development of a proprietary line of grow mediums and plant nutrient lines, product tracking technology, and comprehensive consulting services to current and future cannabis entrepreneurs.

In the period from July through September, 2013, the Company raised $973,000 in capital by issuing 973,000 shares of common stock at $1.00 per share through a private placement. These funds allowed us to rent offices, hire our executive team, and fund the initial operation of the Company. In addition, we raised $530,000 in debt through the issuance of 12% convertible notes in December, 2013.We also purchased our first commercial property on December 31, 2013, consisting of a 5,000 square foot facility located in Pueblo West, Colorado. This property was leased on the same day to an established grower under an eight year lease averaging $9,588 per month. The Company is currently in the process of negotiating several additional real estate purchases.

Our initial focus will be on opportunities within Colorado, which has allowed its citizens to use medical marijuana since 2000. Voters in Colorado approved a ballot measure in November 2012 to legalize marijuana for adult use. Starting Jan 1, 2014, adult Colorado citizens and visiting adults became able to purchase marijuana without any medical licenses. Several studies have predicted that the retail cannabis market in Colorado will increase from $200 million annually to over $900 million after the new law takes effect. While the national regulated cannabis market is estimated to be $1.5 billion annually, many experts expect it to reach $30 billion by 2018 as additional states approve cannabis use for its citizens.

ACS will not grow, harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the results of 1) the parent company, Advanced Cannabis Solutions Corporation, formed in the state of Colorado on June 5, 2013, 2) Advanced Cannabis Solutions Corporation’s wholly owned subsidiary company, ACS Corp., formed in the state of Colorado on June 6, 2013, and 3) ACS Corp.’s wholly owned subsidiary company, ACS Colorado Corp., formed in the state of Colorado on October 21, 2013.All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared, under accounting principles generally accepted in the United States, assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to successfully raise additional financing, and the ability to ultimately attain profitability.

Development Stage Company

The Company is a development stage company in accordance with Financial Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.  Among the disclosures required as a development stage company are that the Company’s financial statements are identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclose activity since the date of our Inception (June 5, 2013) as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. These deposits are insured up to $250,000 by the FDIC. None of our bank accounts, as of December 31, 2013, exceeded this threshold and therefore were all covered by FDIC insurance.

Accounts receivable

The Company reviews accounts receivables periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each asset’s estimated useful life.

We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

Maintenance and repairs of property and equipment are charged to operations. Major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial instruments.

Our financial instruments consist of prepaid expenses, accounts payable and accrued liabilities and convertible notes payable and approximate their fair value because of the short-term maturities of these instruments or bear market rates of interest.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Conventional Convertible Debt

The Company records conventional convertible debt in accordance with ASC Topic 470-20, “Debt with Conversion and Other Options.” Conventional convertible debt is a financial instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash. Conventional convertible debt with a non-detachable conversion feature that does not contain a cash settlement option, and is not accounted for as a derivative, is recorded as a debt instrument in its entirety. The Company has accounted for the December 2013 issuance and the 8 1/2 % Convertible Note Payable as conventional convertible debt (see Note 10).

Revenue recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising costs

Advertising costs are expensed as incurred. No advertising costs were incurred during the period of inception through December 31, 2013.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there have been no differences between our comprehensive loss and net loss.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company’s preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Business Segments

During 2013, the Company operated two reportable business segments – a petroleum mapping business and a real estate leasing business. On December 31, 2013 the petroleum mapping business was transferred to an unaffiliated shareholder in return for the assumption of liabilities of the business.

Recently Issued Accounting Standards

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

3.   GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since Inception (June 5, 2013) resulting in an accumulated deficit of $710,962 as of December 31, 2013 and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no guarantee that the Company will be successful in achieving these objectives.

4.   SHARE EXCHANGE AGREEMENT

On August 14, 2013, pursuant to a Share Exchange Agreement (the “The Share Exchange Agreement”), Promap Corporation (the “Company”) acquired approximately 94% of the outstanding common stock of Advanced Cannabis Solutions, Inc. (“ACS”) in exchange for 12,400,000 shares of the Company’s common stock.

In connection with the Share Exchange Agreement:

•

The Company purchased 8,000,000 shares of its outstanding common stock from a former officer of the Company for $100,000.These shares were then cancelled and returned to the status of authorized but unissued shares;

•

Robert Frichtel was appointed as a director and the Principal Executive and Financial Officer of the Company;

•

Roberto Lopesino was appointed Vice President of the Company; and

•

Steven Tedesco and Robert Carrington, Jr., resigned as officers and directors of the Company.

As a result of the acquisition, ACS is the Company’s 94% owned subsidiary and the former shareholders of ACS own approximately 88% of the Company’s common stock. The Company plans to acquire the remaining outstanding shares of ACS at a later date (see Note 11 Subsequent Events below).

The acquisition has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisition. Under reverse acquisition accounting, ACS, the legal acquiree, is treated as the accounting acquirer of the Company. Consequently, CSA financial results are disclosed for all periods presented, while the Company’s financial results have only been consolidated with those of the existing ACS business from August 14, 2013 onward. All outstanding shares have been restated to reflect the effect of the Agreement.

The following table summarizes the estimated fair values of the Company’s assets acquired and liabilities assumed by the existing ASC business as on August 14, 2013:

Cash	$1,790
Accounts receivable	8,370
Accounts payable	(20,823)
The fair value of the company’s net liabilities at the August 14, 2013 recapitalization	$(10,663)

5.   DISCONTINUED OPERATIONS

Prior to December 31, 2013, the Company provided hard copy and digital format oil and gas production maps for the oil and gas industry. On December 31, 2013, the Company sold its oil and gas mapping business to its former Chief Executive Officer in consideration for his agreement to assume all liabilities associated with the mapping business. At the time of the transfer, the mapping business had assets of $2,729 and liabilities of $2,277. The Company recognized a loss on the transfer of $452 which was charged to equity.

The components of the discontinued operations are as follows:

June 5, 2013 (Inception) to December 31, 2013
Revenues	$455
Cost of services	183
Gross profit	272
Operating expenses
General administrative	(1,685)
Total operating expenses	(1,685)
Net income	$1,957

The credit to general administrative expenses arose due the write back of a provision for doubtful debts recorded in a prior period.

6.   FIXED ASSETS

On December 31, 2013, the Company acquired a 5,000 square foot commercial building in Pueblo West for the purchase price of $452,753.We did not book any depreciation expense for the asset in 2013.In future years, the building will be depreciated using straight-line depreciation and an estimated useful life of 25 years.

7.   CONVERTIBLE NOTES PAYABLE

12% Convertible notes

The Company issued $530,000 in convertible notes on December 27, 2013.These notes have an interest rate of 12%, paid quarterly, and mature on October 31, 2018.They are convertible at any time to shares of stock at $5.00 per share. After November 1, 2015, the Company can force conversion of these notes if the trading stock price has exceeded $10 for 20 consecutive trading days.

The Company paid commission of $63,600 and incurred other debit issuance costs of $2,540. The Company also issued 10,600 warrants with an exercise price of $5.00 per share as further compensation to the broker dealer who raised this funding for us.

We valued the convertible feature of the 12% convertible notes and the warrants issued to the broker dealer using the Black Scholes valuation model, assuming an expected life of 4.8 years, an annual volatility factor of 127%, a risk free interest rate of 1.65%, and $0 dividends. The debt discount on these convertible notes payable will be amortized over the life of the notes from December 27, 2013 through October 31, 2018 on a straight line basis that approximates the effective interest rate method.

8 ½% Convertible Note Payable

The Company executed a mortgage on their Pueblo West property in the amount of $170,000 at 8 ½% interest amortized over15years with a maturity date of December 31, 2018.This note is convertible at any time at $5.00 per share.

We valued the convertible feature of the 8 ½% Convertible note payable using the Black-Scholes valuation model, assuming an expected life of 4.8 years, an annual volatility factor of 104%, a risk free interest rate of 1.65%, and $0 dividends. The debt discount on this convertible note payable will be amortized over the life of the note from January 1, 2014 through January 2019 on a straight line basis that approximates the effective interest rate method.

12% Convertible notes

The Company has entered into various unsecured convertible promissory notes with various third parties totaling $530,000, of which the entire amount was outstanding at December 31, 2013. The principal amounts of these notes are between $10,000 and $300,000. Under the terms of these notes, they mature on October 31, 2018, accrue interest at 12.0% per annum, and are convertible into shares of our common stock at a conversion rate of $5.00 per share, with standard dilution clauses (i.e. dividends, stock splits).After November 1, 2015, the Company can force conversion of these notes if the trading stock price has exceeded $10 for 20 consecutive trading days. The Company paid $63,600 to a placement agent for finders fees which the Company recorded as a debt discount as of December 31, 2013.In addition, the Company granted the placement agent warrants to purchase 10,600 shares at a price of $5.00 per share, (with standard dilution clause for dividend, stock splits) vests immediately, and expires October 31, 2018. The value of the warrants was $21,271 based on the Black-Scholes pricing model. The Company recorded the value of warrants as additional debt discount at December 31, 2013. The debt discount will be amortized to interest expense over the life of the notes. As of December 31, 2013, no amounts have been amortized to interest expense.

8 ½% Convertible Note Payable

The Company executed a mortgage on their Pueblo West property in the amount of $170,000 at 8 ½% interest amortized over15 years with a maturity date of December 31, 2018.This note is convertible at any time at $5.00 per share.

The table below summarizes our Convertible Notes activity during the year ended December 31, 2013:

	Convertible Notes Payable	Debt Discount	Convertible Notes Payable, Net
June 5, 2013 (Inception)	$-	$-	$-
Proceeds from issuance of convertible debt
12% convertible notes issued December 27,2013	530,000	(85,488)	444,512
8% convertible notes issued December 31,2013	170,000	-	170,000
Amortization of debt discount	-	794	794
Total	700,000	(84,694)	615,306
Current portion of debt	(5,356)	-	(5,356)
Long term portion at December 31, 2013	$694,644	$(84,694)	$609,950

To properly account for certain Convertible Notes Payable, the Company performed a detailed analysis to obtain a thorough understanding of the transactions, including understanding the terms of each instrument issued, and any related derivatives entered into. The Company reviewed ASC Topic 815, to identify whether any equity-linked features in the Notes are freestanding or embedded. The Company determined that there were no free standing features. The Notes were then analyzed in accordance with Topic 815 to determine if the embedded conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the embedded conversion feature did not meet the requirements for bifurcation pursuant to Topic 815 and therefore accounted for the Notes as conventional debt. The Company then reviewed ASC Topic 470-20, and determined that the Notes met the criteria of a conventional convertible note and that none of the Notes had a beneficial conversion feature As a result, pursuant to ASC Topic 470-20, the Company recorded the Conventional Convertible note as a debt instrument in its entirety.

8.   COMMITMENTS AND CONTINGENCIES

Operating Leases and Long term Contracts

The Company rents office space for its corporate needs. The Company entered into a month-to-month lease agreement in July 2013 to lease 2,000 square feet for an annual rate of $12,000, paid monthly. We paid $6,000 for the lease of our corporate offices for the period ended December 31, 2013.

In addition, the Company has a second mortgage on its Pueblo property in the amount of $170,000, with an interest rate of 8 1/2%, a 15 year amortization, and a maturity date of December 31, 2018.

Legal

To the best of the Company’s knowledge and belief, no legal proceedings are currently pending or threatened.

9.   STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, with no par value. No shares of preferred stock have been issued or are outstanding, and no rights, privileges or preferences have been determined and designated by the board of directors.

Common Stock

The Company is authorized to issue 100,000,000 shares of no-par value common stock.

On June 30, 2013, the Company issued 12,400,000 shares of common stock to its founders for cash consideration of $0.001 per share.

Between July 11, 2013 and August 8, 2013, the Company sold 707,000 shares of its common stock for cash consideration of $1.00 per share. Each of these shares has a Series A Warrant attached with an exercise price of $10.00.The company may force this exercise at any time, as the requirement for 10 days of consecutive trading at a price at or greater than $10 has already been met.

On August 14, 2013, following the reverse merger of ACS with the Company, existing shareholders of the Company owned 9,724,200 shares of its common shares However, 8,000,000 of these shares were then immediately purchased by the Company for cash consideration of $100,000 and cancelled.

Between August 14, 2013 and September 19 2013, the Company sold a further 266,000 shares of its common stock for cash consideration of $1.00 per share. Each of these shares has a Series A Warrant attached with an exercise price of $10.00.The company may force this exercise at any time, as the requirement for 10 days of consecutive trading at a price at or greater than $10 has already been met.

On December 9, 2014, the Company issued 40,000 shares of stock in return for professional services.

On December 27, 2014, the Company issued 10,600 warrants to the placement agent for our convertible note offering. Each warrant entitles the agent to purchase a one share of our common stock at a price of$5 per share.

At December 31, 2013, the Company had 15,137,200 shares of its common stock issued and outstanding.

	Common Stock	Warrants
June 5, 2013 (Inception)	-	-
Issued for cash proceeds of $985,400	13,373,000	973,000
Issued as part of exchange agreement	9,724,200
Terminated as part of exchange agreement	(8,000,000)
Issued as compensation under a consulting agreement	40,000	-
Warrants issued to placement agent	-	10,600
December 31, 2013	15,137,200	983,600

The following table summarizes information about warrants outstanding December 31, 2013:

Exercise Price	Warrants Outstanding	Weighted Average Life of Outstanding Warrants In Months	Date of Expiration
$5.00	10,600	58	10/31/2018
$1.00	973,000	31	7/31/2016
$1.04	983,600	31.3

10.   INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception (June 5, 2013) to December 31, 2013
Deferred tax attributed:
Net operating loss carryover	$(241,727)
Less: change in valuation allowance	$(241,727)
Net deferred tax asset	$-

At December 31, 2013 the Company had an unused net operating loss carry-forward approximating ($710,962) that is available to offset future taxable income; the loss carry-forward will expire in 2033.

11.   SUBSEQUENT EVENTS

On January 5, 2014, we acquired 1,750,000 shares of our common stock for no consideration and returned these shares to the status of authorized but unissued shares.

On January 21, 2014 we signed an agreement with Full Circle Capital Corporation, a closed-end investment company. The agreement provides that Full Circle will initially provide $7.5 million to us in the form of Senior Secured Convertible Notes, subject to certain conditions. We can borrow an additional $22.5 million with the mutual agreement of us and Full Circle.

At least 95% of the loan proceeds will be used to acquire properties which will lease to licensed marijuana growers.

Full Circle will provide us with the $7.5 million when:

•

Full Circle agrees on the location of property to be purchased;

•

The property’s appraised value is satisfactory to Full Circle;

•

A Phase I environmental inspection is completed to the satisfaction of Full Circle; and

•

We are able to provide a first priority lien on the property to Full Circle.

We can borrow an additional $22.5 million on terms acceptable to us and Full Circle.

The six-year loan will be secured by real estate acquired with the loan proceeds and will require interest-only payments at a rate of 12% per year.

The initial loan can, at any time, be converted into shares of our common stock at a conversion price of $5.00 per share. It is contemplated that further advances will be convertible at 110% of the market price of our stock on the day of advance, or the ten-day volume-weighted average price prior to the day of advance, whichever is lower.

The funding of the loan is subject to the execution of additional documents between the parties.

Full Circle also purchased, for $500,000, warrants which allow Full Circle to purchase up to 1,000,000 shares of our common stock at any time on or prior to January 21, 2017 at a price of $5.50 per share.

On January 29, 2014, the Company sold $1,605,000 worth of 12% convertible notes, convertible at $5 per share. These notes mature on October 31, 2018.The note holder may convert at any time and the Company has the right to force conversion any time after December 31, 2015 provided the stock price trades above $10 per share for 20 consecutive trading days.

Except for our agreement with Full Circle, we do not have any commitments or arrangements from any person to provide us with any additional capital. We may not be successful in raising the capital we will need.

On March 27, 2014 the SEC issued a trading halt order on our stock, and issued a statement that they were investigating affiliated shareholders that may have made illegal sales of stock. The order was not directed at the management of the Company and is considered a private investigation. The stock began trading again unlisted on the OTCQB on April 10, 2014.

On April 4, 2014, the Company entered into a three year lease agreement to lease 3,000 square feet for an annual rate of $24,000, paid monthly.

The Company has evaluated all subsequent events through the date these financial statements were issued. Other than those set out above, there have been no subsequent events after December 31, 2013.

12.   RESTATEMENT OF PRIOR PERIOD FINANCIALS

Conventional Convertible Debt

In connection with the Company’s second quarter 2014 review procedures and internal control analysis, management conducted an analysis of the Company’s various financial instruments and agreements involving its convertible debt, and in particular, the $530,000 in unsecured convertible notes issued in December 2013 (the “12% December 2013 Notes”), and the $170,000 convertible debt mortgage relating to the Company’s property in Pueblo (the “Pueblo Mortgage”) (collectively, the “Convertible Debt”).Management’s analysis was particularly focused on the accounting treatment of derivative financial instruments and debt under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 815, “Derivatives and Hedging” (“ASC 815”) and ASC Topic 470, “Debt” (“ASC 470”), respectively.

Management’s analyses included reviewing its previous analysis and accounting of the convertible debt noted above to see if any events may have occurred subsequent to the original issuance which would cause the Company’s original accounting and classification to change. Through the Company’s reevaluation process which included the Company obtaining a thorough understanding of the transactions, including gaining a thorough understanding of the terms of each instrument issued, and any potential derivative features. The Company reevaluated the debt instruments pursuant to ASC 815, to identify whether any equity-linked features in the Convertible Debt are freestanding or embedded. The Convertible Debt was issued availing the option for note holders to convert debt to common stock at fixed conversion price of $5.00 per share. The Company determined that conversion feature was embedded in the debt instrument and was therefore not a free standing features. The Convertible Debt were then analyzed in accordance with ASC 815 to determine if the embedded conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the embedded conversion feature did not meet the definition of a derivative pursuant to ASC Topic 815 and therefore should not be bifurcated pursuant to ASC 815 and therefore should be evaluated and accounted for as conventional convertible debt. The Company then reviewed ASC 470-20, and determined that the Convertible Debt met the criteria of conventional convertible notes and that none of the Convertible Debt instruments had a beneficial conversion feature as the conversion price was greater than the market price of the Company’s common stock on the date of issuance(s). As a result, pursuant to ASC 470-20, the Company concluded that the Convertible Debt should have been recorded as a conventional convertible debt instrument in its entirety.

The Company had originally accounted for embedded conversion feature associated with the Convertible Debt as beneficial conversion features in the previously issued consolidated financial statements. In addition, the Company originally valued the conversion features using the Black-Scholes option pricing model as the Company originally identified that the Conversion price of the debt was greater than then value of the Company’s common stock on the date of issuance. Based on our reevaluation analyses performed during the second quarter 2014, we concluded that our original accounting for the embedded conversion feature as a debt discount on the Convertible Debt was incorrect, as the embedded conversion features did not meet the definition of a derivative and therefore should not have been bifurcated and the embedded conversion feature did not have a beneficial conversion, therefore the Company should not have accounted for the embedded conversion feature as a debt discount.

On August 15, 2014, as a result of this analysis, management, along with Company’s Board of Directors, concluded that it was necessary to restate its previously filed consolidated financial statements for the period from June 5, 2013 (Inception) to December 31, 2013 filed on Form 10-K.

As a result of the restatement, the table below sets forth the changes to be made in the consolidated financial statements included in the Reports noted above. The effect on the consolidated balance sheets for the periods described in the Reports noted above is due to the reclassification of debt discount from Common stock to Convertible notes payable. Accordingly, the consolidated balance sheet and statement of shareholders’ equity for the period from June 5, 2013 (Inception) to December 31, 2013 have been retroactively adjusted as summarized below:

Effect of Correction	As Previously		As
	Reported	Adjustments	Restated
Balance Sheet as of December 31, 2013
Convertible notes payable (net of debt discount) – current portion	$2,930	$2,426	$5,356
Total current liabilities	46,142	2,426	48,568
Convertible notes payable (net of debt discount), less current portion	341,907	268,043	609,950
Total long term liabilities	343,157	268,043	611,200
Common stock	1,204,096	(270,469)	933,627
Total stockholders’ equity	493,134	(270,469)	222,665
Statement of Changes in Shareholders’ Equity for the Period from June 5, 2013 (Inception) to December 31, 2013
Discount on convertible notes December 27, 2013	289,811	(270,469)	19,342
Common stock	1,204,096	(270,469)	933,627
Total stockholders’ equity	493,134	(270,469)	222,665

(1)

To reclassify debt discount previously recognized as a beneficial conversion feature to current and noncurrent convertible notes payable from discount on convertible notes and common stock.

(2)

To reclassify debt discount previously recognized as a beneficial conversion feature from discount on convertible notes and common stock to current and noncurrent convertible notes payable.

ADVANCED CANNABIS SOLUTIONS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

 ADVANCED CANNABIS SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
		(As Restated)
ASSETS

Current Assets
Cash	$1,120,636	$427,436
Tenant receivables	16,282	-
Prepaid expenses and other current assets	14,908	2,244
Inventory	62,805	-
Total current assets	1,214,631	429,680

Property and equipment, net	489,907	452,753
Deferred financing costs, net	89,444	-
Tenant receivables	17,316	-
Intangible assets, net	35,467	-
Total Assets	$1,846,765	$882,433

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$76,287	$43,212
Derivative liability	1,041,397	-
Convertible notes payable (net of debt discount), current portion	5,927	5,356
Total current liabilities	1,123,611	48,568

Long-term Liabilities
Convertible notes payable (net of debt discount), less current portion	767,059	609,950
Accrued stock payable	122,500	-
Tenant deposits	1,250	1,250
Total liabilities	2,014,420	659,768

Commitments and Contingencies	-	-

Stockholders’ Equity (Deficiency)
Preferred stock, no par value; 5,000,000 share authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013	-	-
Common Stock, $0.01 par value; 100,000,000 shares authorized; 13,684,933 shares and 15,137,200 shares issued and outstanding on September 30, 2014 and December 31, 2013, respectively	136,849	151,372
Additional paid-in capital	3,581,847	782,255
Accumulated deficit	(3,886,351)	(710,962)
Total Stockholders’ Equity (Deficiency)	(167,655)	222,665

Total Liabilities & Stockholders’ Equity (Deficiency)	$1,846,765	$882,433

See Accompanying Notes to Condensed Consolidated Unaudited Financial Statements

ADVANCED CANNABIS SOLUTIONS. INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Sept. 30, 2014	Three Months Ended Sept. 30, 2013	Nine Months Ended Sept. 30, 2014	June 5, 2013 (Inception) to Sept. 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Wholesale sales	$39,263	$-	$57,021	$-
Cost of wholesale goods sold	(25,085)	-	(42,408)	-
Net wholesale sales	14,178	-	14,613	-
Tenant rentals	28,764	-	86,294	-
Consulting fees, net of bad debt expenses	(13,600)	-	40,000	-
Total revenues	29,342	-	140,907	-

Operating expenses:
General and administrative	38,341	2,916	135,872	2,916
Payroll and related	136,470	42,199	373,048	42,199
Share-based compensation	1,006,500	-	1,006,500	-
Professional fees	143,237	256,640	344,291	256,640
Office expense	17,447	11,304	46,591	11,304
Depreciation and amortization	12,598	-	18,830	-
Total operating expenses	1,354,593	313,059	1,925,132	313,059

Operating loss	(1,325,251)	(313,059)	(1,784,225)	(313,059)

Other (expense):
Amortization of debt discount	(227,977)	-	(645,858)	-
Loss on derivative liability, net	(117,633)	-	(541,397)	-
Loss on option to purchase property	-	(150,000)	-	(150,000)
Interest expense	(75,799)	-	(203,909)	-
Total other (expense):	(421,409)	(150,000)	(1,391,164)	(150,000)

Loss from continuing operations	(1,746,660)	(463,059)	(3,175,389)	(463,059)

Loss from discontinued operations	-	(8,957)	-	(8,957)

Net loss	$(1,746,660)	$(472,016)	$(3,175,389)	$(472,016)

Net loss per share – basic and diluted
From continuing operations	$(0.13)	$(0.04)	$(0.24)	$(0.04)
From discontinued operations	-	-	-	-	*
Net loss per share – basic and diluted	$(0.13)	$(0.04)	$(0.24)	$(0.04)

Weighted average number of common shares outstanding – basic and diluted	13,545,738	12,792,820	13,476,962	12,792,820

*   denotes less than $0.01 per share

See Accompanying Notes to Condensed Consolidated Unaudited Financial Statements

ADVANCED CANNABIS SOLUTIONS. INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2014	June 5, 2013 (Inception) to September 30, 2013
	(unaudited)	(unaudited)
Cash Flows Provided By (Used In) Operating Activities:
Net loss	$(3,175,389)	$(472,016)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on expired option to acquire property	-	150,000
Depreciation and amortization	18,830	-
Amortization of debt discount	645,858	-
Amortization of deferred financing costs	25,556	-
Loss on derivative liability, net	541,397	-
Issuance of common stock to pay interest expense	3,669	-
Issuance of common stock for services	884,000	-
Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	(33,598)	6,726
(Increase) / decrease in prepaid expenses and other assets	(12,664)	23,320
(Increase) in inventory	(62,805)	-
Increase in accrued stock payable	122,500	-
Increase in accounts payable and accrued expenses	33,075	20,516
Net cash used in operating activities:	(1,009,571)	(271,454)

Cash Flows Provided By (Used In) Investing Activities:
Cash acquired in reverse merger with Promap	-	1,238
Purchase of property and equipment	(53,251)	-
Purchase of intangible assets	(38,200)	-
Purchase of option to acquire real estate	-	(150,000)
Net cash used in investing activities	(91,451)	(148,762)

Cash Flows Provided By (Used In) Financing Activities:
Purchase and cancellation of shares of common stock	-	(100,000)
Sales of common stock for cash	-	985,400
Proceeds from sale of warrants, net	400,000	-
Principal repayment on convertible notes payable	(3,178)	-
Proceeds from issuance of convertible notes payable, net of cash expenses	1,412,400	-
Deferred financing costs	(15,000)	-
Net cash provided by financing activities	1,794,222	885,400

Net Increase In Cash	693,200	465,184

Cash, beginning of period	427,436	-

Cash, end of period	$1,120,636	$465,184

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid for interest	$201,111	$-

Supplemental disclosure on non-cash financing activities:
Net liabilities acquired on recapitalization	$-	$2,944
Non-cash financing costs	$100,000	$-
Convertible notes payable settled in stock	$485,000	$-
Interest on convertible notes payable settled in stock	$3,669	$-
Warrants issued as payment for deferred financing costs	$92,600	$-
Beneficial conversion feature and warrants	$1,412,400	$-

See Accompanying Notes to Condensed Consolidated Unaudited Financial Statements.

ADVANCED CANNABIS SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

1.   NATURE OF OPERATIONS, HISTORY AND PRESENTATION

Nature of Operations

Advanced Cannabis Solutions, Inc. (“ACS,” the “Company,” “we” or “us”) was incorporated in the State of Colorado on June 5, 2013 (“Inception”). ACS provides real estate leasing services to the regulated cannabis industry throughout the United States by purchasing real estate assets and leasing growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. In addition, ACS plans to provide a variety of ancillary services to the industry, including the development of a proprietary line of grow mediums and plant nutrient lines, product tracking technology, and comprehensive consulting services to current and future cannabis entrepreneurs.

While ACS does not grow, harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future, ACS may be irreparably harmed by a change in enforcement by the federal or state governments.

Reverse merger

Promap Corporation (“Promap” or “the Predecessor Company”) was incorporated in the State of Colorado on November 12, 1987. Promap was an independent GIS and custom draft energy mapping company for the oil and gas industry in the United States and Canada.

On August 14, 2013, Promap, in a share exchange agreement (“the Share Exchange Agreement”) acquired 94% of the issued and outstanding share capital of Advanced Cannabis Solutions, Inc. (“ACSI”), a private Colorado corporation. On November 9, 2013, Promap acquired the remaining 6% of the share capital of ACSI. It was planned that the ongoing Company operations would focus on ACSI’s business plan as its core activity and operate under the name ACS. On March 27, 2014 the Securities and Exchange Commission (“SEC” or “Commission”) issued a trading halt order on the Company’s common stock, and issued a statement that they were investigating affiliated shareholders who may have made illegal sales of common stock. The order was not directed at the management of the Company and is considered a private investigation. The common stock began trading again, unlisted, on the OTC on April 10, 2014. The Company has completed a change in trading symbol to CANN (OTCQB) and has completed its official name change. In December 2013 the previous oil and gas mapping operations of Promap, as described above, were sold to the former Chief Executive Officer of Promap.

The Share Exchange Agreement has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, ACS, the acquired entity, is treated as the accounting acquirer of Promap. Consequently, the accompanying condensed consolidated financial statements reflect only the operations of ACS for all periods presented, as they replace the historical financial statements of Promap, the legal acquirer.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company’s financial statements. The condensed consolidated financial statements and notes are the representation of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparations of the financial statements.

Principles of Consolidation

The consolidated financial statements include the results of ACS and its two wholly owned subsidiary companies, ACS Colorado Corp. and Advanced Cannabis Solutions Corporation, from the dates of their incorporation and for Promap Corporation from August 14, 2013 onwards. Advanced Cannabis Solutions Corporation has one wholly owned subsidiary: ACS Corp. All of these corporations are incorporated in Colorado. All intercompany balances and transactions have been eliminated in consolidation and the financial statements herein represent the Company’s consolidated balances and financial results.

In October 2014, the Company purchased a property in Denver, Colorado. The property, which will be rebranded the “Greenberg”, was purchased by 6565 E. Evans Avenue LLC, a Colorado limited liability company, which is a wholly-owned subsidiary of the Company (See Note 18).

Basis of Presentation

The accompanying (a) condensed consolidated balance sheet at December 31, 2013 has been derived from audited statements and (b) the unaudited condensed consolidated financial statements as of September 30, 2014 and 2013, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the audited consolidated financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the Inception to Date period ended December 31, 2013 (the “2013 Annual Report”), as amended, filed with the Commission on August 20, 2014. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments), have been made which are necessary for a fair financial statements presentation. The financial statements include all material adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading as required by Regulation S-X, Rule 10-01. Operating results for the three and nine month periods ended September 30, 2014 are not necessarily indicative of the results of operations for the year ending December 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about future events that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the related notes at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

We have reclassified certain income statement and balance sheet items within the accompanying Condensed Consolidated Financial Statements and Notes to Condensed Consolidated Financial Statements for the prior year in order to be comparable with the current presentation. These reclassifications did not have material impact on the Company’s reported stockholders’ equity (deficiency), results of operations or cash flows.

Receivables

The Company reviews receivables periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. Receivables are primarily contract-based billings to tenants and consulting engagement receivables.

Inventory

Inventory consisting of wholesale items purchased for retail sale is stated at lower of cost or market, with cost being determined on average cost basis, and consists primarily of finished goods. The Company regularly reviews its inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on management’s estimated forecast of product demand and production requirements.

Amounts paid to suppliers for inventory not yet received is classified as prepaid inventory. Once received, the cost of inventory is reclassified into inventory.

Property and Equipment, Net

Property and equipment are recorded at cost and depreciated under the straight-line method over each asset’s estimated useful life, typically thirty (30) years for buildings and five (5) years for warehouse leasehold improvements, and the Company’s equipment, and furniture and fixtures. For office space leased to tenants, related property and equipment are depreciated under the straight-line method over each asset’s estimated useful life, typically seven (7) years for office leasehold improvements, and three (3) years for equipment and furniture and fixtures. Construction in progress, including purchased equipment, represents capital expenditures incurred for assets not yet placed in service.

Deferred Financing Costs, Net

Costs with respect to the issuance of common stock, warrants, stock options or debt instruments by the Company are initially deferred and ultimately offset against the proceeds from such equity transactions or amortized as debt discount over the term of any debt funding, if successful, or expensed if the proposed equity or debt transaction is unsuccessful.

Conventional Convertible Debt

The Company records conventional convertible debt in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic No. (“Topic”) 470-20, Debt with Conversion and Other Options. Conventional convertible debt is a financial instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash. Conventional convertible debt with a non-detachable conversion feature that does not contain a cash settlement option, and is not accounted for as a derivative, is recorded as a debt instrument in its entirety. The Company has accounted for the December 2013 debt issuance and an 8 ½% Convertible Notes Payable as conventional convertible debt (see Note 11).

Derivatives Liabilities, Beneficial Conversion Features and Debt Discounts

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market. The Company estimates the fair value of these warrants using the binomial method. The Company has recorded a derivative liability related to the Series C Warrants (see Note 14).

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the straight-line method, which approximates the effective interest rate method. The Company has recorded a BCF to the notes issued in January 2014 (see Note 11).

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, provides a comprehensive framework for measuring fair value and expands disclosures, which are required about fair value measurements.  Specifically, ASC Topic 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC Topic 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reporting date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash, accounts receivable, other receivables, prepaid expenses, deferred financing costs, accounts payables and accrued expenses, notes payable and tenant deposits. The carrying values of these financial instruments approximate their fair value due to their short maturities.

The Company’s derivative liability is a Level 3 estimated fair market value instrument (see Note 14).

Revenue Recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from tenant rentals is recognized on a straight-line basis over the reasonably assured lease term, and collectability is reasonably assured. Consulting revenue is recognized based upon the payment terms within the contracts, and collectability is reasonably assured. Revenue relating to our wholesale business is recognized at the time goods are sold.

Income Tax

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Under ASC Topic 740, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income (Loss) Per Share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding in accordance with ASC Topic 260, Earnings Per Share. Diluted earnings or loss per share is computed using the weighted average common shares and diluted potential common shares outstanding. Warrants and common stock issuable upon the conversion of the Company’s convertible notes payable have not been included in the computation as the effect would be anti-dilutive and would decrease the loss per share as the Company has incurred losses in all periods reported.

Business Segments

Following the sale of its oil and gas mapping operations effective December 31, 2013, the Company operates in three segments in accordance with ASC Topic 280, Segment Reporting.  The Company’s three segments are Real Estate, Wholesale Supply, and Finance, Consulting and Ancillary Services. Our Chief Executive Officer has been identified as the chief decision maker.

Recently Issued Accounting Standards

Development Stage Entity Reporting

In June 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-10 Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, (“ASU 2014-08”), which removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (“U.S. GAAP”), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, ASU 2014-10 eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders’ equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company has chosen to early adopt ASU 2014-10 for the Company’s financial statements as of June 30, 2014. The adoption of this ASU impacted the Company’s reporting by eliminating the requirement to report inception to date financial information and describe the Company as a development stage company as previously required.

Discontinued Operations

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08), which limits dispositions that qualify for discontinued operations presentation to those that represent strategic shifts that have or will have a major effect on an entity’s operations and financial results. Strategic shifts could include a disposal of a major geographical area, a major line of business, a major equity method investment or other major parts of the business. ASU 2014-08 is effective prospectively for the Company in its first quarter of fiscal 2015, with early adoption permitted. The Company does not believe the adoption of this standard will have a significant impact on its consolidated financial statements.

Going Concern

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern. ASU 2014-15 requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt.  ASU 2014-15 requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued.  The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. We do not expect the adoption of ASU 2014-15 to have a significant impact on our consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. This ASU’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company is carefully evaluating its existing revenue recognition practices to determine whether any contracts in the scope of the guidance will be affected by the new requirements. The effects may include identifying performance obligations in existing arrangements, determining the transaction price and allocating the transaction price to each separate performance obligation. The Company will also establish practices to determine when a performance obligation has been satisfied, and recognize revenue in accordance with the new requirements. The new standard is effective for the Company on January 1, 2017.  Early adoption is not permitted. ASU 2014-09 allows for either “full retrospective” adoption, meaning the standard is applied to all of the periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements. The Company is currently evaluating the transition method that will be elected.

3.    GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management believes that actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate additional revenues.

The Company had an accumulated deficit of approximately $3,886,000 and $711,000 as of September 30, 2014 and December 31, 2013, respectively, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On April 10, 2014, trading in the Company’s common stock resumed on the OTCQB after having been suspended by the SEC on March 27, 2014.

4.   SHARE EXCHANGE AGREEMENT

On August 14, 2013, pursuant to the Share Exchange Agreement, Promap acquired approximately 94% of the outstanding common stock of ACS in exchange for 12,400,000 shares of Promap’s common stock.

In connection with the Share Exchange Agreement:

•

Promap purchased 8,000,000 shares of its outstanding common stock from a former officer of the Company for $100,000. These shares were then cancelled and returned to the status of authorized but unissued shares;

•

Robert Frichtel was appointed as a director and the Principal Executive and Financial Officer of the Company; and

•

Steven Tedesco and Robert Carrington, Jr., resigned as officers and directors of Promap.

As a result of the acquisition, ACS was Promap’s 94% owned subsidiary and the former shareholders of ACS owned approximately 88% of Promap’s common stock.  On November 9, 2013, Promap acquired the remaining 6% of the share capital of Advanced Cannabis Solutions, Inc.

The Share Exchange Agreement has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, ACS, the legal acquired entity, is treated as the accounting acquirer of the predecessor company. Consequently, ACS’ financial results are disclosed for all periods presented. All outstanding shares have been restated to reflect the effect of the Share Exchange Agreement.

5.   PROPERTY AND EQUIPMENT

On December 31, 2013 the Company purchased a property in Pueblo County, Colorado (the “Pueblo West Property”) for approximately $450,000. The property, which is located in a suburb of Pueblo, consists of approximately three acres of undeveloped land, a 5,000 square foot steel building, and a parking lot. The purchase price was allocated $12,340 for land and $437,660 for buildings and related equipment.

The purchase price was paid for cash of $280,000 and a promissory note in the principal of $170,000. The note bears interest at 8.5% interest per annum and is payable in monthly installments, including principal and interest, in the amount of $1,674. All unpaid principal and interest is due December 31, 2018. The promissory note is convertible at any time on or before the maturity date at $5 per common share (See Note 11).

The property is zoned for growing marijuana and is leased to a licensed medical marijuana grower through December 31, 2022 on a triple net lease basis. The Company has agreed with the tenant to begin construction of a light deprivation greenhouse on the property at a cost not to exceed $400,000 during first quarter 2015. Depreciation on the Pueblo West Property building facility began effective January 1, 2014.

Depreciation expense was $9,865 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $16,097 and $0 for the nine months ended September 30, 2014 and 2013, respectively.

The following table summarizes property and equipment and related accumulated depreciation:

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)

Land	$12,340	$12,340
Buildings and Equipment	448,664	440,413
Leasehold improvements	45,000	-
Property and Equipment, gross	506,004	452,753
Less: Accumulated Depreciation	(16,097)	-
Property and Equipment, net	$489,907	$452,753

6.   INTANGIBLE ASSETS

Intangible assets were $38,200 and $0 at September 30, 2014 and December 31, 2013, respectively. Intangible assets consisted of costs capitalized for the development of educational and marketing webinars on various industry topics surrounding marijuana. The intangible assets have an anticipated useful life of up to one year. Amortization expense for the three and nine month periods ended September 30, 2014 were $2,733 and $2,733, respectively.

7.   RECEIVABLES

The Company operates three reportable business segments: Real Estate Leasing, Wholesale Supply, and Finance, Consulting and Ancillary Services. Real Estate Leasing owns, operates, and leases warehouse and office space to tenants. The Company’s Wholesale Supply segment primarily serves as reseller of packaging products and supplies to retail and manufacturing companies. Inventory for the Wholesale Supply segment is primarily comprised of packaging products for retailers and materials for manufacturers and there was no reserve for excess and obsolete inventory at September 30, 2014. The Company’s Finance, Consulting and Ancillary Services segment provides business advice and management services.

Receivables consist of the following at September 30, 2014. (There were no comparable amounts at December 31, 2013.):

September 30, 2014
(unaudited)
Tenant receivable, current	$16,282
Tenant receivable, non-current	17,316
Receivables	33,598
Less: Allowance for doubtful accounts	-
Receivables, net	$33,598

Tenant rental income invoiced but not earned was $17,713 and $0 for the three months ended September 30, 2014 and 2013, respectively. Tenant rental income earned but not invoiced was $17,316 and $0 for the nine months ended September 30, 2014 and 2013, respectively. During the three months and nine month periods ended September 30, 2014, the Company wrote-off the remaining consulting services receivable balance of $33,600 and $60,000, respectively, due to the mutual cancellation of the consulting contract.

The following discloses scheduled tenant receipts for the remainder of 2014, the next five fiscal years, and thereafter (see Note 18):

Scheduled Tenant Receipts
Remainder of 2014	$46,477
2015	148,205
2016	110,536
2017	112,753
2018	115,008
2019	117,308
Thereafter	246,203
Total scheduled rental receipts	$896,490

8.   DEFERRED FINANCING COSTS, NET

As of September 30, 2014, we had recognized $115,000 of deferred financing costs. On January 10, 2014 the Company paid $15,000 to Full Circle Capital Corporation (“Full Circle”) as a deposit for deal-related expenses related to the long-term financing commitment. On January 21, 2014 as part of the $500,000 proceeds from the warrant being issued to Full Circle, $100,000 was retained by Full Circle out of the total consideration of $500,000 to cover legal and deal-related expenses in connection with the long-term financing commitment from Full Circle (see Note 12).

The deferred financing costs of $115,000 are being amortized over the estimated term of the long-term financing agreement of three years (see Note 12). Amortization expense was approximately $10,000 and $0 for the three months ended September 30, 2014 and 2013, respectively, and approximately $26,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively. The unamortized deferred financing balance at September 30, 2014 was approximately $89,000.

9.   BUSINESS SEGMENTS

The Company operates three reportable business segments: Real Estate Leasing, Wholesale Supply, and Finance, Consulting and Ancillary Services. Real Estate Leasing owns, operates, and leases warehouse and office space to tenants. The Company’s Wholesale Supply segment primarily serves as reseller of packaging products and supplies to retail and manufacturing companies. Inventory for the Wholesale Supply segment is primarily comprised of packaging products for retailers and materials for manufacturers and there was no reserve for excess and obsolete inventory at September 30, 2014. The Company’s Consulting Services segment provides business advice and management services.

For the three months ended September 30, 2014:

	ACS Corporate	Wholesale Supply	Real Estate Leasing	Finance, Consulting and Ancillary Services	Total
Net revenue	$-	$14,178	$28,764	$(13,600)	$29,342
Operating expenses and other	1,638,929	18,702	91,371	27,000	1,776,002
Loss from continuing operations	$(1,638,929)	$(4,524)	$(62,607)	$(40,600)	$(1,746,660)

For the three months ended September 30, 2013:

	ACS Corporate	Wholesale Supply	Real Estate Leasing	Finance, Consulting and Ancillary Services	Total
Net revenue	$-	$-	$-	$-	$-
Operating expenses and other	313,059	-	150,000	-	463,059
Loss from continuing operations	$(313,059)	$-	$(150,000)	$-	$(463,059)

For the nine months ended September 30, 2014:

	ACS Corporate	Wholesale Supply	Real Estate Leasing	Finance, Consulting and Ancillary Services	Total
Net revenue	$-	$14,613	$86,294	$40,000	$140,907
Operating expenses and other	3,006,692	63,982	164,592	81,030	3,316,296
Loss from continuing operations	$(3,006,692)	$(49,369)	$(78,298)	$(41,030)	$(3,175,389)
Property and equipment, net	$-	$-	$489,907	$-	$489,907
Receivables, net	$-	$-	$33,598	$-	$33,598
Inventory	$-	$62,805	$-	$-	$62,805

From June 5, 2013 (Inception) to September 30, 2013:

	ACS Corporate	Wholesale Supply	Real Estate Leasing	Finance, Consulting and Ancillary Services	Total
Net revenue	$-	$-	$-	$-	$-
Operating expenses and other	313,059	-	150,000	-	463,059
Loss from continuing operations	$(313,059)	$-	$(150,000)	$-	$(463,059)

10.   DISCONTINUED OPERATIONS

Prior to December 31, 2013, the Company provided hard copy and digital format oil and gas production maps for the oil and gas industry. On December 31, 2013, the Company sold its oil and gas mapping business to its former Chief Executive Officer in consideration for his agreement to assume all liabilities associated with the mapping business. At the time of the transfer, the mapping business had assets of $2,729 and liabilities of $2,277. The Company recognized a loss on the transfer of $452 which was charged to equity. There was no gain or loss on disposal relating to the Company’s discontinued operations.

The components of the discontinued operations are as follows:

June 5, 2013 (Inception) to December 31, 2013
Revenues	$455
Cost of services	183
Gross profit	272
Operating expenses
General administrative	9,229
Total operating expenses	9,229
Net loss	$(8,957)

11.   CONVERTIBLE NOTES PAYABLE

12% Convertible Notes

December 2013 Issuance

In December 2013, the Company entered into various unsecured convertible promissory notes with various third parties totaling $530,000 (the “December 2013 Issuance”), of which the entire amount was outstanding at September 30, 2014 and December 31, 2013. The principal amounts of these notes range between $10,000 and $300,000. Under the terms of these notes, they mature on October 31, 2018, accrue interest at 12.0% per annum, and are convertible into shares of the Company’s common stock at a conversion rate of $5.00 per share, with standard dilution clauses (i.e. dividends, stock splits, etc.). They are convertible at any time on or before maturity date at $5.00 per common share. After November 1, 2015, the Company can force conversion of these notes if the trading stock price has exceeded $10 for 20 consecutive trading days. The Company paid $63,600 to a placement agent for finder’s fees which the Company recorded as a debt discount as of September 30, 2014 and December 31, 2013. In addition, the Company granted the placement agent warrants to purchase 10,600 shares at a price of $5.00 per share, (with standard dilution clause for dividends, stock splits, etc.) which vest immediately, and expire October 31, 2018. The value of the warrants was $21,271 based on the Black-Scholes pricing model. The Company recorded the value of warrants as additional debt discount at issuance. The debt discount is being amortized to interest expense over the life of the notes. Amounts amortized to interest expense were approximately $3,000 and $10,000 for the three and nine month periods ended September 30, 2014, respectively. The unamortized debt discount balance at September 30, 2014 is approximately $75,000.

To properly account for the December 2013 Issuance, the Company performed a detailed analysis to obtain a thorough understanding of the transaction. The Company reviewed ASC Topic 815, to identify whether any equity-linked features in the December 2013 Issuance are freestanding or embedded. The Company determined that there were no free standing features. The December 2013 Issuance was then analyzed in accordance with ASC Topic 815 to determine if the embedded conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the embedded conversion feature did not meet the requirements for bifurcation pursuant to ASC Topic 815 and therefore accounted for the December 2013 Issuance as conventional debt. The Company then reviewed ASC Topic 470-20, and determined that the December 2013 Issuance met the criteria of a conventional convertible note and that none of the December 2013 Issuance had a beneficial conversion feature. As a result, pursuant to ASC Topic 470-20, the Company recorded the conventional convertible note as a debt instrument in its entirety.

January 2014 Issuance

In January 2014, the Company entered into various unsecured convertible promissory notes with various third parties totaling $1,605,000 (the “January 2014 Issuance”), of which $1,120,000 was outstanding at September 30, 2014. The principal amounts of these notes range between $10,000 and $200,000. Under the terms of these notes, they mature on October 31, 2018, accrue interest at 12.0% per annum, and are convertible into shares of the Company’s common stock at a conversion rate of $5.00 per share, with standard dilution clauses (i.e. dividends, stock splits, etc.). They are convertible at any time on or before maturity date at $5.00 per common share. After November 1, 2015, the Company can force conversion of these notes if the trading stock price has exceeded $10 for 20 consecutive trading days. The Company paid $160,500 in debt issuance costs and $32,100 to a placement agent for finder’s fees which the Company recorded as a debt discount as of September 30, 2014. In addition, the Company granted the placement agent warrants to purchase 32,100 shares at a price of $5.00 per share, (with standard dilution clause for dividends, stock splits, etc.) which vest immediately, and expire October 31, 2018. The value of the warrants was $83,452 based on the Black-Scholes pricing model. The Company recorded the relative value of warrants as additional debt discount at issuance.

To properly account for the January 2014 Issuance, The Company evaluated the debt instruments pursuant to ASC Topic 815, to identify whether any equity-linked features in the convertible debt are freestanding or embedded. The January 2014 Issuance was issued availing the option for note holders to convert debt to common stock at fixed conversion price of $5.00 per share. The Company determined that the conversion feature was embedded in the January 2014 Issuance, but did not meet the definition of a derivative pursuant to ASC Topic 815 and therefore should not be bifurcated. The Company concluded that the January 2014 Issuance was conventional debt and assessed under ASC Topic 470-20 whether the January 2014 Issuance had a beneficial conversion feature. Since the initial conversion price of the security was less than the market value of the common stock at the time of issuance, it was determined that a beneficial conversion feature existed. The Company calculated the value of the beneficial conversion feature using the intrinsic value method. The stock price on the date of issuance was $13.75 and the conversion price was $5.00.

The calculated value of the beneficial conversion feature and the combined value of the debt discount resulted in a value greater than the value of the debt and as such, the total discount was limited to the value of the debt balance of $1,605,000.

The debt discount is being amortized to interest expense over the life of the notes. Amounts amortized to interest expense were approximately $225,000 and $636,000 for the three and nine month periods ended September 30, 2014, respectively. The unamortized discount balance at September 30, 2014 was approximately $969,000.

Conversion of 12% Convertible Notes

Since the issuance of the January 2014 notes, seven (7) of the January 2014 Issuance note holders converted their loan notes with principal balances totaling $485,000 and accrued interest of $3,669 into 97,733 shares of the Company’s common stock at a conversion price of $5.00 per share. Any remaining unamortized portion of debt discount related to the converted notes were expensed immediately at the date of conversion, amounting to $271,413 and $426,054 for the three and nine months ended September 30, 2014, respectively.

8 ½% Convertible Note Payable

The Company executed a mortgage on its Pueblo West Property in the amount of $170,000 at 8 ½% interest amortized over 15 years with a maturity date of December 31, 2028 (the “Pueblo Mortgage”). This note is convertible at any time at $5.00 per share.

To properly account for the Pueblo Mortgage, the Company performed a detailed analysis to obtain a thorough understanding of the transaction. The Company reviewed ASC Topic 815, to identify whether any equity-linked features in the Pueblo Mortgage are freestanding or embedded. The Company determined that there were no free standing features. The Pueblo Mortgage was then analyzed in accordance with ASC Topic 815 to determine if the embedded conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the embedded conversion feature did not meet the requirements for bifurcation pursuant to ASC Topic 815 and therefore accounted for the Pueblo Mortgage as conventional debt. The Company then reviewed ASC Topic 470-20, and determined that the Pueblo Mortgage met the criteria of a conventional convertible note and that none of the Pueblo Mortgage had a beneficial conversion feature As a result, pursuant to ASC Topic 470-20, the Company recorded the conventional convertible note as a debt instrument in its entirety.

The table below summarizes our convertible notes activity during the nine months ended September 30, 2014:

	Principal	Debt	Accrued
	Balance	Discount	Interest	Total
Balance at December 31, 2013	$700,000	$(84,694)	$871	$616,177
Issued in the period	1,605,000	(1,605,000)	-	-
Converted into shares of common stock	(485,000)	426,054	(3,669)	(62,615)
Amortization of debt discount	-	219,804	-	219,804
Payment of loan principal	(3,178)	-	-	(3,178)
Interest accrued during period	-	-	203,909	203,909
Interest paid during period	-	-	(201,111)	(201,111)
Balance at September 30, 2014	1,816,822	(1,043,836)	-	772,986
Less: Current portion	(5,927)	-	-	(5,927)
Long-term debt	$1,810,895	$(1,043,836)	$-	$767,059

(1)	The current portion represents the principal balance payable on the 8 ½% convertible note payable in the twelve months following the balance sheet date

12.   COMMITMENTS AND CONTINGENCIES

Long-term financing commitment

On January 21, 2014, the Company signed a Securities Purchase Agreement (the “SPA”) with Full Circle. The SPA provides that Full Circle will initially provide $7.5 million to the Company in the form of Senior Secured Convertible Notes, subject to certain named conditions. The Company can borrow an additional $22.5 million with the mutual agreement of Full Circle and the Company.

At least 95% of any loan proceeds will be used to acquire properties, which the Company will lease to licensed marijuana growers.

Full Circle will provide the Company with the initial $7.5 million when:

•

Full Circle agrees on the location of property to be purchased;

•

The specified property’s appraised value is satisfactory to Full Circle;

•

A Phase I environmental inspection is completed to the satisfaction of Full Circle; and

•

The Company is able to provide a first priority lien on the property in favor of Full Circle.

The six-year loan(s) will be secured by real estate acquired with the loan proceeds and will require interest-only payments at a rate of 12% a year, payable monthly. As of September 30, 2014, no amounts have been funded to the Company pursuant to the SPA.

The initial loan can, at any time, be converted into shares of the Company’s common stock at a conversion price of $5.00 per common share. It is contemplated that further advances will be convertible at 110% of the market price of our stock on the day of any advance, or the ten-day volume-weighted average price prior to the day of advance, whichever is lower.

The funding of the loan(s) is subject to the execution of additional documents between the parties.

Full Circle also purchased, for $500,000, warrants which allow Full Circle to purchase up to 1,000,000 shares of the Company’s common stock at any time on or prior to January 21, 2017 at a price of $5.50 per share. Of the $500,000 proceeds from the warrant being issued to Full Circle, $100,000 was retained by Full Circle to cover legal and deal related expenses of future financing transactions.

On September 24, 2014, the Company and Full Circle entered into Amendment No. 1 to the SPA, which changed the conversion price of the initial $7,500,000 promissory note to $4.00 per share of the Company’s common stock. Also on September 24, 2014, and in connection with Amendment No.1 to the SPA, the Company and Full Circle entered into Amendment No. 1 to the Series C Warrants, which changed the exercise price of these warrants to $4.00 per share of the Company’s common stock, and increased the amount of warrants issuable to 1,400,000 warrants to purchase shares of the Company’s common stock. (See Note 13).

Operating Leases

The Company rents office space for its corporate needs. The Company entered into a month-to-month lease agreement in July 2013 to lease 2,000 square feet for an annual rate of $12,000, paid monthly. This lease was terminated effective April 1, 2014.

The Company entered into a new three-year lease agreement effective April 2, 2014 for its corporate offices. The facility leased is 3,000 square feet and expires March 31, 2017. This lease was terminated effective November 1, 2014 (see Note 18). The Company’s lease for office space at 4445 Northpark Avenue, Colorado Springs, Colorado, 80907 was cancelled without penalty, effective November 1, 2014. As a result, the Company anticipates that its office rental contractual obligations will decrease approximately $26,700, $29,400, and $7,500 for years 2015, 2016 and 2017, respectively. The Company entered into a three-year agreement effective April 21, 2014 for a warehouse supply and distribution facility. The facility leased is 1,800 square feet and expires April 30, 2017. Lease expense relating to these leases was $9,150 and $0 for the three months ended September 30, 2014 and 2013, respectively, and $16,250 and $0 for the nine months ended September 30, 2014 and 2013, respectively. The future obligations under this lease amount to approximately $3,000 for the remainder of 2014, $13,000 for 2015, $13,000 for 2016, and $5,000 for 2017.

Legal

To the best of the Company’s knowledge and belief, no legal proceedings of merit are currently pending or threatened against the Company.

13.   STOCKHOLDERS’ EQUITY

Common Stock

On January 5, 2014, the Company re-acquired 1,750,000 shares of its common stock for no consideration from existing common stockholders. The re-acquired shares were returned to the Company’s, authorized but unissued share account. The $1,750 gain on the return of these shares of common stock has been charged to stockholders’ equity.

Since the issuance of the January 2014 notes, seven (7) of the January 2014 Issuance note holders converted their loan notes with principal balances totaling $485,000 and accrued interest of $3,669 into 97,733 shares of the Company’s common stock at a conversion price of $5.00 per share.

Warrants

Series A Warrants

Between July 11, 2013 and August 8, 2013, the Company issued 707,000 shares of its common stock and 707,000 Series A Warrants for cash consideration of $1.00 per share. Each Series A Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $10.00 per share. The Series A Warrants expire on the earlier of August 1, 2016, or twenty days following written notification from the Company that its common stock had a closing bid price at or above $12.00 for any ten consecutive trading days. This condition has been met as of April 30, 2014; however, the Company has chosen not to force this conversion feature at this time.

Between August 14, 2013 and September 19, 2013, the Company issued an additional 266,000 shares and 266,000 Series A Warrants of its common stock for cash consideration of $1.00 per share. The Series A Warrants expire on the earlier of August 1, 2016, or twenty days following written notification from the Company that its common stock had a closing bid price at or above $12.00 for any ten consecutive trading days. This condition has been met as of April 30, 2014; however, the Company has chosen not to force this conversion feature at this time.

At September 30, 2014, there were 973,000 Series A Warrants issued and outstanding.

Series B Warrants

On January 29, 2014, the Company issued 160.5 Series B Warrants, convertible to 32,100 shares of its common stock, to a broker-dealer as compensation for placement of convertible notes payable totaling $1,605,000. Each Series B Warrant allows the holder to purchase 200 shares of the Company’s common stock at an exercise price of $5.00 per share at any time on or before October 31, 2018. At the time the warrants were issued, they had an estimated fair market value of $83,452, based on the Black-Scholes pricing model which has been recognized as part of the debt discount related to this note issuance and is being amortized over the life of the notes from January 29, 2014 through October 31, 2018 on a straight-line basis that approximates the effective interest method.

At the times the Series B Warrants were issued, the following assumptions were used to derive the value of the warrants using the Black-Scholes pricing model:

Stock price	13.75
Risk-free interest rate	1.81%
Expected dividend yield	0.00%
Expected term (in years)	4.8
Expected volatility	171%

At September 30, 2014, there were 213.5 Series B Warrants issued and outstanding in respect of 42,700 shares of the Company’s common stock.

Series C Warrants

On January 21, 2014, the Company issued to Full Circle, for $500,000, warrants which allow Full Circle to purchase up to 1,000,000 shares of the Company’s common stock at any time on or prior to January 21, 2017 at a price of $5.50 per share. As part of the $500,000 proceeds from the warrant being issued to Full Circle, $100,000 was retained by Full Circle to cover legal and deal related expenses of future financing transactions, which was recorded as deferred financing costs (see Note 8). On September 24, 2014, the Company and Full Circle entered into Amendment No. 1 to the SPA, which changed the exercise price of the warrants issuable to $4.00 per share of the Company’s common stock, and increased the amount of warrants issuable to 1,400,000 warrants to purchase shares of the Company’s common stock. See Note 14 for discussion of accounting for value of the revisions.

At September 30, 2014, there were 1,400,000 Series C Warrants issued and outstanding (see Notes 13 and 14).

The following table summarizes information about warrants outstanding as of September 30, 2014:

	Exercise Price	Warrants Outstanding	Weighted Average Life of Outstanding Warrants in Months	Date of Expiration
Series A Warrants	$10.00	973,000	22	7/31/2016
Series B Warrants	5.00	42,700	49	10/31/2018
Series C Warrants	4.00	1,400,000	28	1/21/2017
	$6.43	2,415,700	26

The following table summarizes the changes in shares of common stock and warrants issued and outstanding for the nine months ended September 30, 2014:

	Common Stock	Warrants
Balance at December 31, 2013	15,137,200	983,600
Re-acquired shares of common stock	(1,750,000)	-
Warrants issued to Full Circle for $500,000 consideration – Series C Warrants	-	1,400,000
Warrants issued to placement agent – Series B Warrants	-	32,100
Shares issued for services	200,000	-
Issued in settlement of $485,000 convertible notes payable and accrued interest of $3,669	97,773	-
Balance at September 30, 2014	13,684,933	2,415,700

14.   DERIVATIVE WARRANT LIABILITY

The Series C Warrants issued in connection with our agreement, as amended, with the Full Circle private placement offering initially provided Full Circle with the opportunity to purchase 1,000,000 shares of the Company’s common stock at the exercise price of $5.50 per share. In September 2014, through amendment, the shares of common stock were increased to 1,400,000 and the exercise price reduced to $4.00 per share. The Series C Warrants have non-standard anti-dilution protection provisions and, under certain conditions, grant the right to the holder to require the Company to adjust the warrant’s exercise price to a lower price. Accordingly, through September 30, 2014, these warrants were accounted for as derivative liabilities. On January 21, 2014, the value of the initial warrant derivative liability was calculated to be $1,368,908.

The Company received $500,000 in cash of which $100,000 was identified as deferred financing costs, resulting in an initial loss on the fair value of the derivative liability of $868,908 on the grant date. The price of $5.00 per share of the Series A and Series B Warrants granted in conjunction with the December 2013 Issuance and the January 2014 Issuance resulted in the revaluation of the Series C Warrants granted to Full Circle and an increase to the derivative liability of $153,994.

The Company used the binomial pricing model and assumptions that consider, among other factors, the fair value of the underlying stock, risk-free interest rate, volatility, expected life and dividend rates in estimating fair value for the warrants considered to be derivative instruments. The Company’s common stock has been thinly traded since being delisted in the first quarter of 2014, and all conversions of debt from the January 2014 Issuance during the first and second quarters of 2014 were converted using a stock price of $5.00 per share. Using the binomial pricing model and a stock price of $5.00 per share, management utilized initial scenario stock prices of $3.00, $4.00, $6.00, and $7.00.  Assuming a three-year expected term, management assessed the probabilities of the stock prices for each year, with probabilities more heavily weighted toward lower stock prices, in light of the Company’s delisted status, changes in leadership, and the Company’s current inability to execute its initial financing with Full Circle.

The underlying assumptions used for the nine months ended September 30, 2014 were:

Nine Months Ended September 30, 2014 (unaudited)
Risk-free interest rate	0.02%
Expected dividend yield	0%
Expected term (in years)	3 years
Expected volatility	33%

Changes in fair value of the derivative financial instruments are recognized in the Company’s consolidated statements of operations as a derivative gain or loss and are included in other income (expense). The warrant derivative gains (losses) are non-cash income (expenses); and for the three and nine month periods ended September 30, 2014, related a net derivative gain (loss) of $179,909 and $(541,397), respectively, was included in other income (expense) in the Company’s consolidated statements of operations. The increase during the three months ended September 30, 2014 was primarily due to the additional 400,000 warrants and the decrease in the warrant price to $4.00, relating to Amendment No. 1 of the SPA with Full Circle. The primary underlying risk exposure pertaining to the warrants is the change in fair value of the underlying common stock for each reporting period.

Changes in the derivative warrant liability for the three and nine months ended September 30, 2014 are as follows:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Balance at beginning of period	—	—
Fair value of warrants issued	$923,764	$1,368,908
Increase in derivative liability resulting from anti-dilution provision in agreement, as amended with Full Circle	—	153,994
Increase in derivative liability resulting from additional warrants issued to Full Circle	297,542	—
Decrease in the fair value of warrant liability, net	(179,909)	(481,505)
Balance at end of period	$1,041,397	$1,041,397

Change in Aggregate Loss on Derivative Liability	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Beginning balance at beginning of period	$423,764	$—
Initial loss on recognition of derivative liability	—	868,908
Increase in derivative liability resulting from additional warrants issued to Full Circle	297,542	—
Change in estimated fair market value	(179,909)	(327,511)
Balance at end of period	$541,397	$541,397

15.   INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. If there were any unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

No provision was made for income taxes for the period September 30, 2014. The Company, from the date of Inception, has incurred net operating losses for tax purposes of approximately $3,886,000. The net operating loss carry-forward may be used to reduce taxable income through the year 2033.

There was no significant difference between reportable income tax and statutory income tax.  A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot be reasonably assured. A reconciliation between the income taxes computed in the United States is as follows:

September 30, 2014 (unaudited)
Deferred tax asset	$1,321,359
Valuation allowance	(1,321,359)
$-
US federal income tax rate	34.00%
Valuation allowance	(34.00)%
Provision for income tax	0.00%

16.   RELATED PARTY TRANSACTIONS

On June 30, 2013, ACS sold 1,000,000 shares of its common stock to Robert Frichtel and 1,150,000 shares of its common stock to Roberto Lopesino at a price of $0.001 per share. On June 30, 2013 ACS also sold 10,250,000 shares of its common stock to an unaffiliated group of private investors at a price of $0.001 per share. On August 14, 2013, the shareholders of ACS exchanged 12,400,000 shares of their ACS common stock for 12,400,000 shares of the Company’s common stock.

Subsequently, one unaffiliated person who received 2,000,000 shares in August 2013 transferred 100,000 shares to Christopher Taylor and 150,000 to another non-affiliated shareholder. The remaining 1,750,000 shares held by this person were returned to treasury and canceled on January 14, 2014.

On August 4, 2014, the Company appointed Michael Feinsod as a member of the Company’s board of directors (the “Board”) and Executive Chairman of the Board. Mr. Feinsod is the Managing Member and holds controlling interest of Infinity Capital, LLC (“Infinity”), an investment management company he founded in 1999. The Board approved the issuance of 200,000 shares of the Company’s common stock, with a par value of $0.01 per share to Infinity. On the date of issue, the 200,000 shares issued to Infinity had an initial fair value of $1,040,000, based on a closing price per share of the Company of $5.20 on August 4, 2014. Due to restrictions on the ability to trade the Company’s shares, a discount of fifteen percent (15%) was applied to the fair value of the shares issued to Infinity. After taking into consideration the illiquidity of the shares, the fair value of the shares issued to Infinity on August 4, 2014 was $884,000 and was recorded to stock-based compensation for the quarter ended September 30, 2014.

The Board also approved terms that may result in the issuance of additional common stock to Infinity, provided Mr. Feinsod meets specific performance criteria, which could include: (i) the issuance of 1,000,000 shares of the Company’s common stock to Infinity upon the uplisting of the Company’s common stock. If the Company’s stock had been uplisted at September 30, 2014, the estimated additional liability recognized by the Company would have been be approximately $4,000,000, based on a closing price per share at September 30, 2014 of $4.00. (No liability or expense was recognized by the Company at or for the nine-month period ended September 30, 2014); (ii) the issuance of 150,000 shares of common stock to Infinity on August 4, 2015, provided that Mr. Feinsod remains a member of the Board on that date, and (iii) the issuance of 150,000 shares of common stock to Infinity on August 4, 2016, provided that Mr. Feinsod remains a member of the Board on that date. Management expects that Mr. Feinsod will remain a member of the Board through August 4, 2016, and as such, in conjunction with items (ii) and (iii) of this agreement, the Company accrued $122,500 and $122,500, for the three months and nine months ended September 30, 2014, respectively. The Company is accruing this expense on a straight line basis and records the expense as earned to match the recognition of expense with the timing of services rendered. The Company’s accrual at the end of the period was calculated based on the pro-rata shares earned through September 30, 2014 and a closing price per share at September 30, 2014 of $4.00. This accrual will fluctuate based on market price until the shares are issued to Infinity. Stock compensation expense recorded by the Company in conjunction with stock issued to Infinity on August 4, 2014 and with the pro-rata shares earned but not issued through September 30, 2014 was $1,006,500.

The agreement with Mr. Feinsod requires the issuance of a number of shares of common stock to Infinity equal to 10% of any new issuance not to exceed 600,000 shares of common stock in the aggregate during the time that Mr. Feinsod remains a member of the Board, which will not be triggered upon issuances relating to convertible securities existing as of the date hereof.

17.   RESTATEMENT OF PRIOR PERIOD FINANCIALS

Conventional Convertible Debt

In connection with the Company’s second quarter 2014 review procedures and internal control analysis, management conducted an analysis of the Company’s various financial instruments and agreements involving its convertible debt and related warrants, and in particular, the December 2013 Issuance of $530,000 unsecured convertible notes, and the $170,000 convertible Pueblo Mortgage (collectively, the “Convertible Debt”). See Note 10. Management’s analysis was particularly focused on the accounting treatment of derivative financial instruments and debt under ASC Topic 815, Derivatives and Hedging and ASC Topic 470, Debt, respectively.

Management’s analyses included reviewing its previous analysis and accounting of the Convertible Debt noted above to see if any events may have occurred subsequent to the original issuance which would cause the Company’s original accounting and classification to change. Through the Company’s reevaluation process, which included the Company obtaining a thorough understanding of the transactions, including gaining a thorough understanding of the terms of each instrument issued, and any potential derivative features. The Company reevaluated the debt instruments pursuant to ASC Topic 815, to identify whether any equity-linked features in the Convertible Debt are freestanding or embedded. The Convertible Debt was issued availing the option for note holders to convert debt to common stock at fixed conversion price of $5.00 per share. The Company determined that conversion feature was embedded in the debt instrument and was therefore not a free standing features. The Convertible Debt were then analyzed in accordance with ASC Topic 815 to determine if the embedded conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the embedded conversion feature did not meet the definition of a derivative pursuant to ASC Topic 815 and therefore should not be bifurcated pursuant to ASC Topic 815 and therefore should be evaluated and accounted for as conventional convertible debt. The Company then reviewed ASC Topic 470-20, and determined that the Convertible Debt met the criteria of conventional convertible notes and that none of the Convertible Debt instruments had a beneficial conversion feature as the conversion price was greater than the market price of the Company’s common stock on the date of issuance(s). As a result, pursuant to ASC Topic 470-20, the Company concluded that the Convertible Debt should have been recorded as a conventional convertible debt instrument in its entirety.

The Company had originally accounted for embedded conversion feature associated with the Convertible Debt as beneficial conversion features in the previously issued consolidated financial statements. In addition, the Company originally valued the conversion features using the Black-Scholes pricing model as the Company originally identified that the conversion price of the debt was greater than the value of the Company’s common stock on the date of issuance. Based on the Company’s reevaluation analyses performed during the second quarter 2014, the Company concluded that its original accounting for the embedded conversion feature as a debt discount on the Convertible Debt was incorrect, as the embedded conversion features did not meet the definition of a derivative and therefore should not have been bifurcated and the embedded conversion feature did not have a beneficial conversion, and, therefore the Company should not have accounted for the embedded conversion feature as a debt discount.

On August 15, 2014, as a result of this analysis, management, along with Company’s Board, concluded that it was necessary to restate the Company’s previously filed consolidated financial statements for the period from June 5, 2013 (Inception) to December 31, 2013 as filed on Form 10-K.

Restatement Impact

As a result of the restatement, the table below sets forth the changes made in the consolidated financial statements for the restated period:

Effect of Corrections	As Previously Reported	Adjustments		As Restated (audited)
Balance Sheet as of December 31, 2013
Convertible notes payable (net of debt discount) – current portion	$2,930	$2,426	(1)	$5,356
Total current liabilities	46,142	2,426	(1)	48,568
Convertible notes payable (net of debt discount), less current portion	341,907	268,043	(1)	609,950
Total long-term liabilities	343,157	268,043	(1)	611,200
Common stock	1,204,096	(270,469)	(2)	933,627
Total stockholders’ equity (deficiency)	493,134	(270,469)	(2)	222,665
Statement of Changes in Stockholders’ Equity for the Period from June 5, 2013 (Inception) to December 31, 2013
Discount on convertible notes December 27, 2013	289,811	(270,469)	(2)	19,342
Common stock	1,204,096	(270,469)	(2)	933,627
Total stockholders’ equity (deficiency)	493,134	(270,469)	(2)	222,665

(1)

To reclassify debt discount, net of amortization, previously recognized as a beneficial conversion feature to current and noncurrent convertible notes payable from discount on convertible notes and common stock.

(2)

To reclassify debt discount, net of amortization, previously recognized as a beneficial conversion feature from discount on convertible notes and common stock to current and noncurrent convertible notes payable.

18.   SUBSEQUENT EVENTS

On October 21, 2014, the Company purchased a retail bank property, located in Denver, Colorado. The purchase price of the property was approximately $1.1 million. The property was purchased by 6565 E. Evans Avenue LLC, a Colorado limited liability company, which is a wholly-owned subsidiary of the Company. The Company paid approximately $500,000 in cash and assumed a note for $600,000 bearing 14% interest per annum, which was financed by Evans Street Lendco, LLC (“Evans Street”).  The terms of the note provide for interest-only payments for the first two years, and allow the Company an optional payment abatement of nine months from the execution date of the note. In connection with the purchase of the building, the Company issued 600,000 warrants to Evans Street. Each warrant allows Evans Street to purchase one share of the Company’s common stock at an exercise price of $4.40 per share at any time on or before October 21, 2016.

On October 29, 2014, the Board authorized the adoption of the Company’s 2014 Equity Incentive Plan (the “Plan”), which, subject to stockholder approval, is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the Plan with those of the Company and the Company’s stockholders. The Plan provides that up to 10 million shares of the Company’s common stock may be issued under the Plan.

Also on October 29, 2014, the Company’s board of directors granted certain Plan participants 175,000 non-qualified options to purchase shares of the Company’s common stock pursuant to the Plan. The exercise price of the options is $3.70 per share and the options expire three years from the date of issuance. Although the options vested immediately upon being granted, the Plan has not yet been adopted by the Company’s stockholders, so the options will be exercisable only upon approval of the plan by the Company’s stockholders.  If stockholder approval of the Plan is not obtained, the options will be cancelled and deemed void.

On November 7, 2014, the Company officially relocated its corporate offices. The new address of the Company is: 6565 E. Evans Avenue, Denver, CO 80224. The Company’s lease for office space at Northpark Avenue, Colorado Springs, Colorado, was cancelled without penalty, effective November 1, 2014. As a result, the Company anticipates that its office rental contractual obligations will decrease approximately $26,700, $29,400, and $7,500 for years 2015, 2016 and 2017, respectively.

The Company filed a lawsuit (the “Action”) against Stephen G. Calandrella (“Calandrella”) under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). According to the complaint filed in federal court, while a principal stockholder, Calandrella, unbeknownst to the Company, engaged in a series of purchases and sales of the Company’s stock within a six-month period.  The Action is captioned Advanced Cannabis Solutions, Inc. v. Stephen G. Calandrella, Colorado District Court Civil Action No. 14-CV-02649.

The Action stemmed from the Company’s investigation into Calandrella’s conduct, as prompted by the SEC’s suspension of trading in the Company’s stock on March 27, 2014. After the Action was filed, the Company continued its investigation into, among other things, the circumstances surrounding Calandrella’s acquisition and dispositions of his common stock of the Company.  The Company’s investigation culminated in this settlement of the Action.

On December 2, 2014, the Company agreed to settle and dispose of the claims asserted by it against Calandrella in the Action provided that Calandrella returns or causes to be returned for cancellation an aggregate of 1,125,000 shares of the Company’s common stock to the Company (the “Settlement Agreement”).  The shares of common stock to be returned for cancellation represent approximately 8.22% of the total outstanding shares of common stock of the Company. As of December 22, 2014, the shares were returned and subsequently cancelled by the Company.

On December 12, 2014, the Company engaged Spector Group II, LLP, a New York limited liability partnership (“Spector Group”), to act as the design architect for The Greenhouse, the Company’s shared workspace facility located at 6565 East Evans Avenue, Denver, Colorado 80224. The Spector Group’s design of The Greenhouse in Denver, Colorado, will become the model for future locations. In connection with this agreement, the Company issued Spector Group 50,000 shares of the Company’s common stock and warrants (the “Spector Warrants”) to purchase 150,000 shares of the Company’s common stock at a conversion price of $4.40 per share, subject to customary adjustments in the event of reclassification of the Company, consolidation of the Company, merger, subdivision of shares of the Company’s common stock, combination of shares of the Company’s common stock or payment of dividends in the form of the Company’s common stock. The Spector Warrants expire two years after their initial issuance date.

In accordance with ASC Topic 855, Subsequent Events, the Company has evaluated events that occurred subsequent to the balance sheet date through January 12, 2015, the date of available issuance of these unaudited financial statements. The Company determined that other than as disclosed above, there were no material reportable subsequent events to be disclosed.

PART II

Information Not Required in Prospectus

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered.

SEC Filing Fee	$5,499
Blue Sky Fees and Expenses	1,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Miscellaneous	3,501
TOTAL	$70,000

All expenses other than the SEC filing fee are estimated.

Item 14.   Indemnification of Officers and Directors

Our Articles of Incorporation provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15.   Recent Sales of Unregistered Securities.

On August 14, 2013, we acquired 12,400,000 shares of Advanced Cannabis Solutions, Inc., (“ACSI”) a private Colorado corporation, in exchange for 12,400,000 shares of our common stock. The 12,400,000 shares were owned by 18 persons, ten of whom were accredited investors.

On November 19, 2013 we acquired the remaining 973,000 outstanding shares of ASCI in exchange for the issuance of 973,000 shares of our common stock to the former shareholders of ASCI. In connection with the transaction, we issued 973,000 Series A Warrants to the former ASCI shareholders in exchange for a like number of warrants held by the former ASCI shareholders. The Series A Warrants we issued have the same terms as the warrants exchanged by the former ASCI shareholders. The 973,000 shares were owned by 59 persons, all of whom were accredited investors.

We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the sale and issuance of the shares and warrants described above. The purchasers of these securities were sophisticated investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired the securities for their own accounts. The securities cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

During December 2013 and January 2014 we sold convertible promissory notes in the principal amount of $2,135,000 to 34 accredited investors. The notes bear interest at 12% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of our common stock, initially at a conversion price of $5.00 per share.

The convertible notes were not registered under the Securities Act and are restricted securities. We relied upon the exemption provided by Rule 506 as promulgated by the SEC in connection with the sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the convertible notes acquired them for their own accounts. The convertible notes cannot be sold except pursuant to an effective registration statement or an exemption from registration. We paid a commission of $213,500 and a non-accountable expense allowance of $32,100 to the placement agents for this offering. We paid a commission of $213,500 and a non-accountable expense allowance of $32,100 to the placement agent for the convertible note offering described above.

The placement agent for our convertible note offering also received 213.5 Series B Warrants. Each Series B Warrant allows the holder to purchase 200 shares of our common stock at a price of $5.00 per share. The Series B Warrants expire on October 31, 2018.

On January 21, 2014 we signed an agreement with Full Circle Capital Corporation. The agreement provides that Full Circle will initially provide $7.5 million to us in the form of Senior Secured Convertible Notes, subject to certain conditions. Full Circle also purchased, for $500,000, Series C Warrants which allow Full Circle to purchase up to 1,000,000 shares of our common stock at any time on or prior to January 21, 2017 at a price of $5.50 per share.

The Series B and Series C Warrants were not registered under the Securities Act of 1933 and are restricted securities. We relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with the sale of these warrants. The persons who acquired these warrants were sophisticated investors and were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of the warrants. The persons who acquired the warrants acquired them for their own accounts. The warrants cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Since the issuance of the January 2014 notes, seven of the January 2014 Issuance note holders converted their loan notes with principal balances totaling $485,000 and accrued interest of $3,669 into 97,733 shares of the Company’s common stock at a conversion price of $5.00 per share. We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 with respect to issuance of the shares described above. The purchasers of these securities were sophisticated investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired the securities for their own accounts. The securities cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

On August 4, 2014, in consideration for serving as Executive Chairman and member of our board of directors, and pursuant to the terms of the Executive of Board and Director Agreement between the Company and Michael Feinsod (the “Feinsod Agreement”), we approved the issuance of 200,000 shares of our common stock to Infinity Capital, LLC (an entity controlled by Mr. Feinsod) upon execution of the Feinsod Agreement.  We also approved the terms of the Feinsod Agreement that require: (i) the issuance of 1,000,000 shares of common stock to Infinity Capital, LLC upon the uplisting of the our common stock, (ii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2015 provided that Mr. Feinsod remains a member of our board of directors on that date, and (iii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2016 provided that Mr. Feinsod remains a member of our board of directors on that date.  In addition, the Feinsod Agreement requires the issuance of a number of shares of common stock to Infinity Capital, LLC equal to 10% of any new issuance not to exceed 600,000 shares of common stock in the aggregate during the time that Mr. Feinsod remains a member of our board of directors (the “New Issuance Allowance”).  Under the terms of the Feinsod Agreement, the New Issuance Allowance will not be triggered upon issuances relating to convertible securities existing as of the date hereof.  For illustrative purposes, if the Company issues 7,000,000 new shares of common stock, then the New Issuance Allowance issued to Infinity Capital, LLC would be capped at 600,000 shares of common stock pursuant to the terms of the Feinsod Agreement.

On October 21, 2014, in connection with the purchase of the building located at 6565 E. Evans Avenue, Denver, Colorado 80224, the Company issued 600,000 warrants to Evans Street. Each warrant allows Evans Street to purchase one share of our common stock at an exercise price of $4.40 per share at any time on or before October 21, 2016.

On October 29, 2014, the Company’s board of directors authorized the adoption of the Company’s 2014 Equity Incentive Plan (the “Plan”), which, subject to stockholder approval, is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the Plan with those of the Company and the Company’s stockholders. The Plan provides that up to 10 million shares of the Company’s common stock may be issued under the Plan.

Also on October 29, 2014, the Company’s board of directors granted certain Plan participants an aggregate of 175,000 non-qualified options to purchase shares of the Company’s common stock pursuant to the Plan. The exercise price of the options is $3.70 per share and the options expire three years from the date of issuance. Although the options vested immediately upon being granted, the Plan has not yet been adopted by the Company’s stockholders, so the options will be exercisable only upon approval of the plan by the Company’s stockholders. If stockholder approval of the Plan is not obtained, the options will be cancelled and deemed void.

On December 12, 2014, in connection with the Company’s engagement of Spector, the Company issued the Spector Warrants, which allows Spector to purchase one share of our common stock at an exercise price of $4.40 per share at any time before December 12, 2016.

Item 16.   Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit Number	Exhibit Name
2	Articles of Merger (Acquisition of shares in Advanced Cannabis Solutions) (1)
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (1)
3.3	Amended and Restated Articles of Incorporation (1)
3.4	Bylaws (1)
3.5	Articles of Amendment (name change) (4)
5	Opinion of Sichenzia Ross Friedman Ference, LLP *
10	Share Exchange Agreement (2)
10.1	Securities Purchase Agreement (3)
10.2	Warrant (Series C) (3)
10.3	Registration Rights Agreement (3)
10.4	Form of Convertible Note (3)
10.5	Form of Guarantee (3)
10.6	Form of Security Agreement (3)
10.7

Amendment No.1 to the Securities Purchase Agreement and Amendment No.1 to the Warrant to Purchase Common Stock by and between the Company and Full Circle Capital Corporation dated September 24, 2014 (4)

10.8	Agreement Regarding Sale of Oil and Gas Mapping Business (9)
10.9	Note and Deed of Trust (Pueblo County, Colorado purchase) (9)
10.10	Form of Convertible Note (9)
10.11	Form of Series A Warrant (9)
10.12	Form of Series B Warrant (9)
10.13	Lease Agreement (Pueblo Property) (9)
10.14	Promissory Note (the “Greenhouse”) (9)
10.15	Common Stock Warrant dated October 21, 2014 (6)
10.16	Executive Chairman of the Board and Director Agreement between the Company and Michael Feinsod dated August 4, 2014 (5)
10.17	Independent Contractor Agreement with Brian Kozel dated October 24, 2014 (7)
10.18	Settlement Agreement between the Company and Calandrella, dated December 2, 2014 (8)
10.19	Master Service Agreement between the Company and Spector Group II, LLP, dated December 12, 2014 (9)
10.20	Form of Warrant between the Company and Spector Group II, LLP (9)
23.1	Consent of Attorneys *
23.2	Consent of Accountants *

(1)   Incorporated by reference to the same exhibit file with our registration statement on Form S-1, File No. 333-163342.

(2)   Incorporated by reference to the same exhibit filed with our 8-K report dated August 14, 2013.

(3)   Incorporated by reference to the same exhibit filed with our 8-K/A report dated January 21, 2014.

(4)   Incorporated by reference to the same exhibit filed with our 8-K report dated September 30, 2014.

(5)   Incorporated by reference to the same exhibit filed with our 8-K report dated August 5, 2014.

(6)   Incorporated by reference to the same exhibit filed with our 8-K report dated October 27, 2014.

(7)   Incorporated by reference to the same exhibit filed with our 8-K report dated November 21, 2014.

(8)   Incorporated by reference to the same exhibit filed with our 8-K report dated December 8, 2014.

(9)   Filed previously with Registration Statement.

(*)   Filed herewith.

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on January 13, 2015.

ADVANCED CANNABIS SOLUTIONS, INC.

By:	/s/ Robert L. Frichtel
Robert L. Frichtel, Chief Executive Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert L. Frichtel	Principal Executive Officer, and a Director	January 13, 2015
Robert L. Frichtel

/s/ Brian J. Kozel	Principal Financial and Accounting Officer	January 13, 2015
Brian J. Kozel

/s/ Michael Feinsod	Chairman of the Board of Directors	January 13, 2015
Michael Feinsod

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
5	Opinion of Sichenzia Ross Friedman Ference, LLP
23.1	Consent of Attorneys
23.2	Consent of Accountants